REGULATION A TIER 1 DEBT OFFERING STATEMENT Parts II and III 2.303171201
An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion oramendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained. UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1 A
TIER I DEBT (NOTES) OFFERING

$360,000 Total Debt Issuance
1- Year Notes 6.3% Coupon; Maturity 2026
2- Year Notes 7.0% Coupon; Maturity 2027
3- Year Notes 7.8% Coupon; Maturity 2028

5-Year Notes 9.0% Coupon; Maturity 2030
(Callable
, 2026)
OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

HARLEM PARK PARTNERS, INC.
Date:

Delaware
(State of Incorporation)

, 2025
6199
(Primary Classification Code)

Price per
Note
1,2,3 and 5 Year Notes (Debt Only)

$ 100
Price per Note

1,2,3 and 5 Year Notes (Debt Only)
*Offered on a Best Efforts Basis

$ 100
$ 100

93 1858064
(IRS Employer Identification No.)

Underwriting
Discounts &
Commissions

$0
Total Units

1
3,600

*Termination Date
, 2026
Direct Public Offering (DPO)  No Escrow

Proceeds to
Issuer

$

Proceeds to
Other Persons

100

$0

Total Proceeds

$ 100 Minimum
$360,000 Maximum

$0
$0

* Risk Factors on page 20*

Ameer Flippin, CEO
650 California Street 7 Fl
San Francisco, California 94108
Telephone: 240.581.4693
HarlemParkPartners.com
(CIK#: 0002001926)
THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER
OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED
INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION
OF THE TERMS OF REGULATION A.

TABLE OF CONTENTS
Pages
Item 2. CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

3

Item 3a. INTRODUCTION

4

Item 3b. THE OFFERING CIRCULAR SUMMARY

14

Item 3c. RISK FACTORS

20

Item 4. ESCROW AND DILUTION

25

Item 5. PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

25

Item 6. USE OF PROCEEDS

29

Item 7. DESCRIPTION OF BUSINESS

31

Item 8. DESCRIPTION OF PROPERTY

33

Item 9. DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION & RESULTS

33

Item 10. DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

36

Item 11. EXECUTIVE COMPENSATION

36

Item 12. SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS

37

Item 13. CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS

38

Item 14. DESCRIPTION OF (NOTES) SECURITIES

38

Item 15. DIVIDEND POLICY

38

Item 16. EXPERTS AND LEGAL MATTERS

39

Item 17. WHERE YOU CAN FIND MORE INFORMATION

39

Item 18. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

50

Item 19. INDEX TO EXHIBITS

Item 2. CAUTIONARY STATEMENT
INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND
INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY
CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE THE SECTION ENTITLED RISK FACTORS).IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION
OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.
FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING,NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER,
THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.
GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND
NON NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW
RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON
INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.
This offering is inherently risky. See Risk Factors beginning on page 20*. Sales of these securities will commence on approximately

, 2025.

The Company is following the Offering Circular format of disclosure under Regulation A. AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS
TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION
OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY THE OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE
WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Item 3(a). INTRODUCTION
Harlem Park Partners, Inc., a Delaware C Corporation, (the Firm, We, Us,
Our, or the Company) is a startup financial engineering firm conducting a Regulation 1 A Tier 1 Offering (this Offering) of $360,000 of NOTES
(Debt Only) at $100 dollars per NOTE (the Notes) with Maturities of
1 Year (2026), 2 Years (2027), 3 Years (2028), and 5 Years (2030) and
callable as early as 12 Months from Initial Issuance on approximately
, 2026, where the company has the right to redeem the Notes from investors returning the principal and accrued interest with a total of 3,600 Notes (Units) to be issued. The aggregate amount of gross proceeds we are seeking to raise is $360,000.Harlem Park Partners, Inc., a financial engineering firm, is technically considered an investment advisory firm raising capital for startups, new fintech products, and real estate projects. Our long term goals are to meet the minimum capital requirements to become a hybrid
Venture Capital and Private Equity Firm. Our strategy is to curate a sequenced waterfall portfolio of startups heavily weighted in retail blended with other sectors. Presently, the firm has 11 early stage startup projects which need funding. Our primary flagship projects are Waterboy Global.com, a sidewalk water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, Social Architects US.com, a social networking platform for Real Estate Investment Clubs, Ai World San Francisco.com, an EdTech Symposium
& Expo learning platform on Artificial Intelligence (Ai), Black Sheep
Ai.Live, a virtual Artificial Intelligence (Ai) Company, Black Sheep Ai Magazine, a high gloss fashionable magazine highlighting Ai from the perspective of the consumer, Bodegas Global.com, a global portfolio of small grocery stores,

Mansions N Castles.com, a hybrid luxury timeshare and short term rentals brand, Afro Hair Pay.com, a mobile app haircare lending platform brand in the Buy Now Pay Later Sector (BNPL) and Farm Startups.com, a portfolio of small startup farms.Harlem Park Partners, Inc. is poised to specialize in the securitization of small micro cap companies implementing innovative mathematical algorithms and blending institutional strategies with small retail individual investors. The firm has operations located at We Work, 650 California Street, 7th Floor, San Francisco, CA 94108.
Startup Portfolio Descriptions
1. Waterboy Global.com Description
Waterboy Global.com, is a sidewalk kiosk brand offering bottled water, sodas, and occasional food items to the general public in high traffic tourist and urban locations.
Waterboy Global has a strategy of connecting with the local communities by dispatching 1 to 2 man Waterboy operations near high traffic locations on the sidewalk. Some locations will be corporate locations blended with a local community franchise business strategy, while others will be purely a franchise business model. Some urban locations will be securitized separately for the local community to capitalize on beverage revenue growth and to build community equity. The commencement of operations has not started.
Any needed licensing has not been approved.
Approximately $70,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Waterboy Global.com.
The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
2. GlobetrotterRetail.com and Travel Description
GlobetrotterRetail.com is a Direct to Consumer global retail brand with a supply chain network of small online retailersleveraging a global salesforce. The startup will start and use a flexible drop shipping business model, while integrating premium apparel sidewalk sample sales, globally. Retailers and Travel Consultants are able to offer airline tickets and vacation deals, globally, through a large network of individuals and travel companies. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $80,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Globetrotter Retail.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as
Exhibit 5.
3. Blackfisherman.com Description
Blackfisherman.com is a grocery delivery and shopping mobile app brand. We deliver. The brand is more focused on the logistics and supply chain side of delivery for retail brands and direct to consumer transactions. The logistics brand will be fully integrated as an alliance company to the other portfolio startup companies.
The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $40,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Blackfisherman.com.
The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
4. Social Architects US.com Description
Social Architects US.com is a platform for the formation of real estate investment clubs. The online platform will act as a social network for investment clubs to help with the development of real estate investment clubs for small individual investors where on the 1st tier Harlem Park Partners has the ability to possibly structure funding for real estate projects.
The
commencement of operations has not started. Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Social
Architects US.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as Exhibit 5.
5. Ai World San Francisco.com Description
Ai World San Francisco.com, an EdTech Symposium & Expo learning platform on Artificial Intelligence (Ai), is being developed as a result of the explosive changes happening in sectors of the economy around the world related to Ai. The beta testing symposium model will be scaled globally, while maintaining a small symposium 5 to 50 person setting.
The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $15,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Ai World San Francisco.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as an Exhibit 5.
6. Black Sheep Ai.Live Description
Black Sheep Ai.Live is an emerging technology startup project leveraging the discoveries in Artificial Intelligence (Ai) to help companies increase workflow and productivity. The company will help alliance portfolio companies fully integrate the rapid changes happening in Ai. Additionally, the company will offer Ai products to businesses and consumers.
The company will have a platform where projects are being built in an open source environment allowing software engineers to build upon the new technology stack. The commencement of operations has not started.
Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Black Sheep Ai.Live.
The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as an Exhibit 5.
7. Black Sheep Ai Magazine Description
Black Sheep Ai Magazine is a high gloss fashionable magazine highlighting
Ai from the perspective of the consumer. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Black Sheep Ai Magazine. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as
Exhibit 5.
8. Bodegas Global.com Description
Bodegas Global.com is a startup brand to help build out a global portfolio of small grocery stores. The startup strategy is to fractionalize the securitization process to allow small local community individual investors to participate as equity shareholders with institutional investors in the local food retail supply chain. The commencement of operations has not started.
Any needed licensing has not been approved. Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of

Bodegas Global.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc.
on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
9.
9.Mansions N Castles.com Description
Mansions N Castles.com is a hybrid luxury timeshare and short term rentals brand. The idea is to fractionalize the ownership of Timeshares, while integrating and leveraging the traditional concept of short term rentals.
The commencement of operations has not started. Any needed licensing has not been approved. Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Mansions N Castles.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
10.Afro Hair Pay.com Description
Afro Hair Pay.com is a mobile app haircare lending platform brand in the Buy Now Pay Later (BNPL) Sector. The commencement of operations has not started. Any needed licensing has not been approved. Approximately $30,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Afro Hair Pay.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc.
on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as
Exhibit 5.
11.Farm Startups.com Description
Farm Startups.com is a portfolio of small farms starting in the Blackbelt region of Alabama and other states. The farms will be fully integrated in to a newly developing food supply chain associated with other related brands. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $15,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Farm Startups.com.
The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer
Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.

Startup Projects

Amount

Percentage
%

Sector

1. Water Boy Global.com

$70,000

19.4%

F&B Services

2. Globe Trotter Retail.com

$80,000

22.2%

3. Black Fisherman.com

$40,000

11.1%

4. Social Architects US.com

$ 6,000

1.6%

Retail/
Drop shipping
Supply Chain
Logistics/Delivery
Investor Platform

5. Ai World San Francisco.com

$15,000

4.2%

6. Black Sheep Ai.Live

$ 6,000

1.6%

7. Black Sheep Ai Magazine

$ 6,000

1.6%

8. Bodegas Global.com

$ 6,000

1.6%

9. Mansions N Castles.com

$ 6,000

1.6%

10. Afro Hair Pay.com

$30,000

8.3%

11. Farm Startups.com

$15,000

4.1%

Startup Subtotal

$280,000

77.8%

Harlem Park Partners
Working Capital

$ 80,000

22.2%

Total

$360,000

100.0%

Events/
Conferences
Artificial
Intelligence
Information/
Publishing
Food Retail
Travel/
Real Estate
Retail Haircare/
Buy Now Pay Later
Food /
Supply Chain

Financial
Engineering

Time Frames
Upon a best efforts fundraising strategy, Harlem Park Partners will initially focus on Direct 2 Consumer retailtransactions in order to find the underlying capital to secure further securities transactions for continued development of a portfolio of startups. Our firm plans to mainly focus on the retail related startups initially. We do not have to implemented all 11 startups right away, but reserve the right to sequence capital allocation the startups in an effort to reduce capital risk.
Plan of Operations
We anticipate that the capital we intend to raise in this offering will enable us to execute our business plan, including, but not limited to hiring a few remote outside sales people for the Globetrotter Retail.com brand; promoting sales by conducting more marketing; executing on the milestones described in this Offering Circular; and achieving growth by way of strategic partnerships. We are hoping to start with retail transactions on platforms such as Alibaba.com, Ebay.com, etc. to spark retail transactions right away to start developing a network of sales professionals for an apparel and food supply chain.

It is the opinion of Company management that the proceeds from this proposed offering will put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds,
Part II for the planned use of proceeds to be generated from this proposed offering.
Milestone 1: Month 1
Harlem Park Partners plans to take key operational steps to position the company for growth and execution of its strategic initiatives. First, we intend to finalize the structuring of all corporate entities in the list of startups. The inter loan agreements will then be executed to capitalize each startup corporate entity. We will begin with a retail focused strategy of developing the Waterboy Global.com and Globetrotter Retail.com and will lead the way in hopes of generating revenues for the portfolio of startups where markup generates a profit. The Blackfisherman.com brand will be integrated for grocery deliveries allowing us to plan for further growth based on the changes happening in the market and different sectors.
Milestone 2: Month 2 to Month 6
Harlem Park Partners anticipates achieving several key milestones to advance our growth strategy and global market expansion. First, we expect to commence the distribution of basic apparel through outside sales professionals. We will continue evaluating opportunities and the retail market for future fundraising in separate startup corporate entities. Our corealgorithm revolves around creating collateralized structured finance transactions where Harlem Park Partners, Inc. leverages and collateralizes assets of tier 2 startups to create some form of a Collateralized Loan Obligation. Further expansion and fundraising for research and artificial intelligence focused startups such as Black Sheep Ai.Live, Ai World San Francisco.com, and the Social Architects US.com will be launched. Through these strategic initiatives, Harlem Park Partners is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.
Milestone 3: Month 7 to Month 12
Harlem Park Partners projects that cash flow from operations will commence immediately and possibly lay the foundation for more levered transactions on tier 1 with Harlem Park Partners, Inc. The timeframe could potentially be expedited as alliances and funding might create early stage opportunities. These projections underscore the significant market opportunity and the scalability of our business model.

Black Sheep Ai
Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.
See Plan of Distribution beginning on page and Securities Being Offered beginning on page . Harlem Park Partners, Inc. is a startup and the purchase price of the Notes (Debt) bears no relationship to our book value or any other measure of our current value or worth. In fact, Harlem Park Partners, Inc. has not started to generate revenues up to this point in time. The Offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the SEC). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is eighteen months after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This Offering is being conducted on a Best Efforts basis pursuant to Regulation 1 A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 1 Offerings and there is no minimum Offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we willreceive the funds from investors electronically via ACH and issue the Notes (Debt) to the investors in book entry form via Carta.com. See Plan of Distribution and Securities
Being Offered for a description of our Debt Issuance.
PRELIMINARY OFFERING CIRCULAR DATED

, 2025

UP TO A MAXIMUM of $360,000 of NOTES (Debt)
MINIMUM INDIVIDUAL INVESTMENT: $100
Price per
Note
1,2,3 and 5 Year Notes (Debt Only)

$100.00
Price per Note

1,2,3 and 5 Year Notes (Debt Only
*Offered on Best Efforts Basis

$100.00
$100.00

*Termination Date
, 2026
Direct Public Offering (DPO)  No Escrow

Underwriting
Discounts &
Commissions

Proceeds to
Issuer

$0

$ 100.00

Total Units

Total Proceeds

1
3,600

Proceeds to
Other Persons

$
100 Minimum
$360,000 Maximum

$0
$0
$ 0

* Risk Factors on page 20 *

We will not sell any securities until we file an offering circular supplement disclosing our final par value and coupon (interest rate) no later than two business days following the earlier of the date of determination of our par value offering price or the date such offering is first used after qualification in connection with our public offering or sale. If we do not timely file an offering circular supplement within 15 business days notwithstanding any substantive changes after the qualification date of our offering statement disclosing our final par value price, then we will be required to file a post qualification amendment that will need to be qualified by the SEC before we sell any securities.
The Company reserves the right to change the Par Value Price to the public during the course of the offering and will file a post qualification offering circular amendment or an offering circular supplement to the Offering Statement at the time depending if any changes are determined to be substantive or not.
The Company is offering, on a best efforts, self underwritten basis with no minimum amount to be sold up to a maximum of $360,000 Dollars in Notes (Debt). Upon the filing of a final offering circular by the Company with the Commission, all of the debt registered in this offering will be freely transferable without restriction or further registration under Rule 251 unless such debt (Notes) is purchased by affiliates as that term is defined under Regulation 1 A under the Securities Act. The Company expects that the amount of legal expenses of the offering that it will pay will be approximately $35,000.
The offering is being conducted on a best efforts basis without any minimum aggregate investment target. TheCompany may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

In this public offering, Harlem Park Partners, Inc. is offering up to a maximum of $360,000 Dollars in 1, 2, 3, and 5 Year Notes (Debt).
We will receive all of the proceeds minus expenses from the sale of the Notes. The offering is being made on a self underwritten, best efforts basis. For additional information regarding the methods of sale, you should refer to the section entitled Plan of Distribution in this offering. We estimate the commission to broker dealers will be 0% of the gross of this Offering. If we sell all the Notes in this Offering through this Direct Public Offering (DPO), we estimate the aggregate gross proceeds to be $360,000 where approximately $35,000 will be used for legal expenses and leaving the firm with approximately $325,000 in capital. Steps have not been taken to register as an Alternative Trading System (ATS) or a Crowdfunding Portal.
The debt offered by the Company will be sold on our behalf by our sole director and Chief Executive Officer, Ameer Flippin. This new debt issuance is deemed to be an underwriter of this Direct Public Debt Offering. He will not receive any commissions or proceeds for selling the Notes (debt) on our behalf. There is uncertainty that we will be able to sell any of the Notes being offered herein by the Company.
Currently, the company, Harlem Park Partners, Inc., has
1,000,000,000 common shares issued and outstanding.
Ameer Flippin directly and indirectly owns and controls
100 percent of the shares of the company. No shares will be sold in this Tier 1 Debt Offering. No shares of common stock are being offered. This is a DEBT ONLY
Offering.
The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Startups Act, which became law in 2012 and will be subject to reduced public company reporting requirements.Generally, no sale may be made to an investor in this offering if the aggregate purchase amount you pay is more than 10% of the greater of the annual income or net worth of the investor. Different rules apply to accredited investors and non natural persons. Before making any representation that an investment of the investor does not exceed applicable thresholds, we encourage the investor to review Rule 251(d)(2)(i)(C ) of Regulation 1 A. For general information on investing, we encourage an investor to refer to www.investor.gov.

PART II
OFFERING CIRCULAR SUMMARY
REGULATION A TIER 1 DEBT OFFERING STATEMENT
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1 A
TIER I DEBT (NOTES) OFFERING
$360,000 Total Debt Issuance
1- Year Notes 6.3% Coupon; Maturity 2026
2- Year Notes 7.0% Coupon; Maturity 2027
3- Year Notes 7.8% Coupon; Maturity 2028

5-Year Notes 9.0% Coupon; Maturity 2030
(Callable
, 2026)
OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

HARLEM PARK PARTNERS, INC.
Date:
Delaware
(State of Incorporation)

6199
(Primary Classification Code)
Price per
Note

1,2,3 and 5-Year Notes (Debt Only)

, 2025

Underwriting
Discounts &
Commissions

93-1958064
(IRS Employee ID No.)
Proceeds to
Issuer

Proceeds to
Other Persons

$100.00

$0

$ 100.00

Price per Note

Total Units

Total Proceeds

1
3,600

$
100 Minimum
$360,000 Maximum

1,2,3 and 5-Year Notes (Debt Only)
$100.00
$100.00
*Offered on Best Efforts Basis
*Termination Date
, 2026
Direct Public Offering (DPO)  No Escrow

$0
$0
$0

* Risk Factors on page

20 *

Ameer Flippin, CEO
650 California Street 7 Fl
San Francisco, California 94108
Telephone: 240.581.4693
(CIK#: 0002001926)
THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION , UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION
TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

Item 3(b). OFFERING CIRCULAR SUMMARY
The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our NOTES (Debt Only).
Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the financials and the notes thereto.
Unless otherwise indicated, the terms We, Us, and Our refer and relate to Harlem Park Partners, Inc., a Delaware C
Corporation.
Harlem Park Partners, Inc. was incorporated as a C Corporation in the state of Delaware on May 25th, 2023.
The firm, Harlem Park Partners, Inc. raises capital for startups, new fintech products, and real estate projects. Our long term goals are to meet the minimum capital requirements to become a hybrid Venture Capital and Private Equity Firm. Presently, the firm has 11 early stage startup projects which need funding.
Our primary flagship projects are Waterboy Global.com, a sidewalk water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, Social Architects US.com, a social networking platform for Real Estate Investment Clubs, Ai World San Francisco.com, an
EdTech Symposium & Expo learning platform on Artificial
Intelligence ( Ai ), Black Sheep Ai.Live, a virtual Artificial
Intelligence ( Ai ) Company, Black Sheep Ai Magazine, a high gloss fashionable magazine highlighting Ai from the perspective of the consumer, Bodegas Global.com, a global portfolio of small grocery stores, Mansions N Castles.com, a hybrid luxury timeshare and short term rentals brand, Afro Hair Pay.com, a mobile app haircare lending platform brand in the Buy Now Pay Later Sector (BNPL) and Farm Startups.com,
 a portfolio of small farms.
Harlem Park Partners, Inc. is poised to become a micro cap securitization house w h i c h has operations located within We Work, 650 California Street, 7th Floor, San Francisco, CA 94108.
We are offering $360,000 of our 1, 2, 3, and 5 Year Senior
Corporate Notes due 2026 (6.3% annualized Coupon),
2027 (7.0% annualized Coupon), 2028 (7.8% annualized Coupon), and 2030 (9.0% annualized Coupon) respectively
(the Notes). The Notes will bear annualized interest at rates of 6.3%, 7.0%, 7.8%, and 9.0% respectively per year, payable semi annually pro rated in arrears on and of each year, beginning on , 2025.
The Notes will mature on
redeemed or repurchased.

of each year in 2026, 2027, 2028, and 2030, unless earlier

PART II OFFERING CIRCULAR SUMMARY GLOSSARY OF DEFINED TERMS AND
INDUSTRY DATA
In this Offering Circular, each of the following quoted terms has the meanings set forth after such term:
BNPL  Buy Now Pay Later Sector
Exchange Act  The Securities Exchange Act of 1934, as amended.
FDIC  The Federal Deposit Insurance Corporation.
Fin CEN  The Financial Crimes Enforcement Network, a bureau of the
US Department of the Treasury.
FINRA The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker dealers.
IRS The US Internal Revenue Service, a bureau of the US Department of the Treasury. SEC The US Securities and Exchange Commission. Securities Act The Securities Act of 1933, as amended.
SIPC  The Securities Investor Protection Corporation.

THE OFFERING
DESCRIPTION OF THE NOTES
The following description is a summary of the terms of the Notes being offered. For purposes of this description, references to the Company, we, our and us refer only to Harlem Park Partners, Inc. and not to any tier 2 startup.
General
The notes (as defined below) will constitute a separate series of securities referred to below and will be issued only in minimum denominations of $100 and integral multiples of $100 in excess thereof.
The notes will mature on the dates set forth below. The accompanying materials describe additional provisions of the notes. There is no limit on the aggregate principal amount of notes that we may issue through amending the Offering
Circular.
We reserve the right, from time to time and without the consent of any holders of the notes, to re open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series; provided that the additional notes will have a separate CUSIP number unless: (i) the additional notes are issued within thirteen days of the issuance of the outstanding notes of the original series, (ii) the additional notes are issued pursuant to a qualified reopening of the outstanding notes of the original series for U.S. federal income tax purposes or
(iii) the additional notes are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes.
Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.
The 6.3% Notes due 2026 (the 2026 Notes) will mature on , 2026, the 7.0% Notes due 2027 (the 2027
Notes) will mature on
, 2027, the 7.8% Notes due 2028 (the 2028 Notes) will mature on
2028, and the
9.0% Notes due 2030 (the 2030 Notes) will mature on
, 2030.
On or after its applicable Par Call Date, we may redeem the 2027 Notes, the 2028 Notes, and the 2030
Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100 percent of the principal amount of the notes being redeemed.
In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.
Independent Investment Banker means one of the Reference Treasury
Dealers that we appoint to act as
the Independent Investment Banker from time to time.
Par Call Date means (i) with respect to the 2027 Notes, March
, 2027 (at least one month prior to the
maturity date of such notes), (ii) with respect to the 2028 Notes, February , 2028 (at least two months prior to the maturity date of such notes), and (iii) with respect to the 2030 Notes, January
, 2030 (at least three
months prior to the maturity date of such notes).
Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.
See Description of the Notes, Optional Redemption. Ranking the notes will be: Our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding; Structurally subordinated to any preferred stock, and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. See
Description of the Notes, Ranking. Further issuances We reserve the right, from time to time and without the consent of any holders of the notes, to re open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a
single series with and increase the aggregate principal amount of the notes of such series. See Description of the Notes General. Use of proceeds. We intend to use the net proceeds from sales of the notes, which we estimate will be approximately $325,000, after deducting any legal counsel fees and other expenses ($35,000), for general corporate purposes, including repurchases of our Notes (Debt) and payment of dividends under our program for working capital for a portfolio of startup companies.
In a research driven mathematical algorithm, approximately $280,000 dollars will be utilized to create a credit facility for the new brands. The new brand will collateralize forthcoming capital from future shareholders to secure the loan from Harlem Park Partners, Inc. and affiliated Tier 1 company. Approximately $80,000 of the funds will be used on our 1st tier Harlem Park Partners, Inc. The capital will be distributed to startups for working capital in a timed sequence and series in order to manage capital risk. See Use of Proceeds. Denominations The notes will be issued only in minimum denominations of $100 and integral multiples of $100 in excess thereof. Form of notes We will issue the notes in electronic form as determined by Carta.com. Investors may elect to hold the interest in the notes through any of RISK FACTORS. Investing in the notes involves risk. Before making a decision to invest in the notes, you should carefully consider the risk associated with emerging growth startup companies.
The notes are our obligations exclusively and not of any of our tier 2 startups.

Optional Redemption
Prior to its maturity date, in the case of the 2027 Notes, or its applicable Par Call Dates for the 2028
Notes and the 2030 Notes, we may redeem such series of notes at our option, at any time in whole or from time to time in part, at a redemption price as calculated by us, equal to the greater of:
 100 percent of the principal amount of the notes being redeemed; or the sum of the present values of the remaining scheduled payments of principal and interest on the notes
being redeemed (assuming, in the case of the 2027 Notes, the 2028 Notes, and the 2030 Notes, that such Notes matured on their applicable Par Call Date), exclusive of interest accrued to, but excluding, the date of redemption.
On or after its applicable Par Call Date, we may redeem the 2027 Notes, the 2028 Notes, and the 2030
Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100 percent of the principal amount of the notes being redeemed.
In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

Independent Investment Banker means one of the Reference Treasury
 Dealers that we appoint to act as
the Independent Investment Banker from time to time.

Par Call Date means (i) with respect to the 2027 Notes,
, 2027 (at least one month prior to the maturity date of such notes), (ii) with respect to the 2028 Notes, , 2028 (at least two months prior to the maturity date of such notes), and (iii) with respect to the 2030 Notes, , 2030 (at least three months prior to the maturity date of such notes).
Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.
See Description of the Notes, Optional Redemption. Ranking the notes will be: Our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding; Structurally subordinated to any preferred stock, and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. See
Description of the Notes, Ranking. Further issuances We reserve the right, from time to time and without the consent of any holders of the notes, to re open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series. See Description of the Notes General. Use of proceeds. We intend to use the net proceeds from sales of the notes, which we estimate will be approximately $325,000, after deducting any legal counsel fees and other expenses ($35,000), for general corporate purposes, including repurchases of our Notes (Debt) and payment of dividends under our program for working capital for a portfolio of startup companies.
In a research driven mathematical algorithm, approximately $280,000 dollars will be utilized to create a credit facility for the new brands. The new brand will collateralize forthcoming capital from future shareholders to secure the loan from Harlem Park Partners, Inc. and affiliated Tier 1 company. Approximately $80,000 of the funds will be used on our 1st tier
Harlem Park Partners, Inc. The capital will be distributed to startups for working capital in a timed sequence and series in order to manage capital risk. See Use of Proceeds. Denominations The notes will be issued only in minimum denominations of $100 and integral multiples of $100 in excess thereof. Form of notes We will issue the notes in electronic form as determined by Carta.com.
Investors may elect to hold the interest in the notes through any of RISK FACTORS. Investing in the notes involves risk. Before making a decision to invest in the notes, you should carefully consider the risk associated with emerging growth startup companies.
The notes are our obligations exclusively and not of any of our tier
2 startup companies. The companies in the startup portfolio are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments.
The notes permit us to incur additional debt, including secured debt.
If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes.
This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid. The notes do not contain financial covenants. While the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. Harlem Park Partners, Inc. is not required to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant distress;
Limit our ability to incur indebtedness that is secured senior to or equal in right of payment to the notes; Restrict our startup companies the ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our startups and therefore rank effectively senior to the notes; Restrict our ability to repurchase or prepay any other of our securities or other indebtedness; Restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our Notes (Debt) or other securities ranking junior to the notes; restrict our ability to enter into highly leveraged transactions; or Require us to repurchase the notes in the event of a change in control.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the
notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. Active trading markets for the notes may not develop. Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes.
No assurance can be given as to the liquidity of the trading markets for the notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value. The market prices of the notes may be volatile. The market prices of the notes will depend on many factors, including, but not limited to, the following: Credit ratings on our debt securities assigned by rating agencies; The time remaining until maturity of the notes; The prevailing interest rates being paid by other companies similar to us; our results of operations, financial condition and prospects; and the condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices.
Business
As used in this Offering Circular, the terms we, us, our, the Company, arlem Park Partners mean Harlem Park
Partners, Inc. unless otherwise indicated.
Overview
Harlem Park Partners, Inc. is a financial engineering firm poised to become a micro cap securitization house which has operations located at 650 California Street, 7th Floor, San Francisco, CA 94108. Our firm raises capital for startups, real estate projects and new fintech products. Our long term goals are to meet the minimum capital requirements to become a hybrid Venture Capital and Private Equity Firm.
Presently, the firm has 11 startup projects which include Waterboy Global.com, a sidewalk bottled water and food kiosk business, Globetrotter Retail.com and Travel Brand, a Direct to Consumer retail brand, Blackfisherman.com, a grocery delivery and shopping mobile app, Social Architects US.com, a social networking platform for Real
Estate Investment Clubs, Ai World San Francisco.com, an EdTech Symposium
& Expo learning platform on
Artificial Intelligence ( Ai ), Black Sheep Ai.Live, a virtual Artificial Intelligence ( Ai ) Company, Black Sheep Ai
Magazine, a high gloss fashionable magazine highlighting Ai from the perspective of the consumer, Bodegas
Global.com, a global portfolio of small grocery stores, MansionsNCastles.com, a hybrid luxury timeshare and short term rentals brand, AfroHairPay.com, a mobile app haircare lending platform brand in the Buy Now Pay Later
(BNPL) Sector, and Farm Startups.com, a portfolio of small startup farms.

This $360,000 Dollar Debt (Notes) Seed Stage round of funding is allocated primarily for working capital for
Harlem Park Partners, Inc. and the portfolio of startups. Initially, funds will be allocated for retail transactions on the supply chain where markup should provide for further reinvestment by utilizing a secured transaction algorithm for continued new issuance of debt and equity.
Background
Harlem Park Partners, Inc. was launched and incorporated in the State of Delaware on May 25th, 2023.
Employees

We have no employees. Ameer Flippin is our Chief Executive Officer, President, Secretary and Treasurer. In the past, Ameer Flippin has worked part time as a Teaching Assistant (TA) with a staffing firm in the San Francisco, California Bay area. In terms of experience in financial services, Ameer started out of college with a B.S. in Mathematics as a financial analyst on a derivatives government bond trading desk for a major Wall
Street firm in Tokyo, Japan supporting traders. Additionally, Ameer spent approximately 6 years as a stockbroker for a Wall Street Firm and ultimately transitioned independently as an Investment Advisor.
Currently, Ameer Flippin has the flexibility to work on our business up to 40 hours per week, but is prepared to devote more time if necessary pending a successful seed round of funding. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; However, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.
Executive Compensation
Ameer Flippin will be compensated at a rate of $45,000 per year for services as CEO. Ameer Flippin has not received compensation prior to this offering.

Item 3(c). RISK FAC TORS
RISK FACTORS
An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing securities in this offering. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment.
 The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.
We may not successfully execute our business plan to
 generate revenue and create a sustainable growth trajectory
We have not generated any revenues to date. Our ability to generate revenue and grow our revenue will depend, in part, on our ability to execute on our business plan of funding startups, and expand our customer base and business model in a timely manner. We may fail to do so. A variety of factors outside of our control could affect our ability to generate revenue and our revenue growth.

We may encounter unanticipated obstacles in the execution of our business plan
Our business plans may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the principals and advisors. Management reserves the right to make significant modifications to the stated strategies depending on future events.
We may experience quarterly fluctuations in our operating
 results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectations
Our quarterly operating results may fluctuate due to a variety of factors, many of which are outside of our control.
As a
result, comparing our operating results on a period to period basis may not be meaningful. Factors that may affect our quarterly results include but not limited to: operating costs, our ability to hire, train and retain key personnel, developing new products/services and expanding new market. Based upon all the factors described above, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may fall below our estimates from time to time.
Our operation depends significantly on key personnel and management
The success of the Company will be particularly dependent upon our executive management. Our dependence upon key personnel to operate our business puts us at risk of a loss of expertise if they leave us. If we are not able to retain the existing highly qualified management, we may not be able to successfully execute our business strategy. Effective management of targeted growth shall require expanding the management and financial controls, hiring additional appropriate personnel.
We may continue to be controlled by a small number of securities holders with interests that differ from other securities holders
As of the date of this Offering Circular, the majority of equity in the company is held only by the CEO Ameer Flippin. Ownership by CEO Ameer Flippin is presently 66.6% of the company and could increase significantly pending any success from tier 2 startups. Therefore, Ameer Flippin by nature of his ownership, now and potentially in the future is in a position to control the business and affairs of Harlem Park
Partners, Inc. including certain significant corporate actions.
The interest of Ameer Flippin may differ significantly from the interests of small individual investors and other shareholders.
Tier 2 vs Tier 1 Companies
Harlem Park Partners, Inc. is the tier 1 company maintaining a minimum of 51% equity in each of the tier 2 startup companies. Tier 2 startup companies are forthcoming new corporate entities to soon be organized and controlled by tier 1
Harlem Park Partners, Inc. Tier 2 startup companies will issue debt and equity securities as well separately from tier 1
Harlem Park Partners, Inc. specifically to be allocated for such tier 2 startup expenditures.
We will likely face significant competition
We will compete with other large well established companies with greater financial resources and well established marketing and sales teams to promote business and drive sales.
Given technology and compliance costs on the rise, running any type of business similar to ours is very costly.
The competition may prevent the Company from effectively becoming engaged in certain markets.
Market risks and general economic conditions might cause significant risks and uncertainties
The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United
States, such as recession, inflation, unemployment, and interest rates. The management believes that certain catalysts such as economic slowdowns, uncertain energy prices, and/or accelerating inflation could hurt the prospects of the Company. A global economic slowdown will create further obstacles for our Company.
We may not raise sufficient funds to execute our business model
If the gross offering proceeds of $360,000 is realized, the Company believes that such proceeds will not sustain the
Company sufficiently to allow for the implementation of the business plans and will require more funding. If only a fraction of this Offering is sold, or if certain assumptions contained in the business plans of management prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need additional financing or other capital investment to fully implement the strategies for the startup portfolio.
We may encounter risks associated with our expansion
As we expand, we will likely need to reconstruct our financial allocations, and potential divert funds from our core business. Any errors or lapses in this process could adversely affect our position in the market. All of the risks associated with the expansion of operations may be have an adverse effect on the present and prospective business activities.
Compliance with current and future regulations could affect our business
Our Company is subject to a vast array of rules and regulations from a wide variety of regulatory agencies, and they apply not only to the Company but also the startup companies with which we do business. Failure to comply with applicable laws and regulations could harm our business and financial results. In addition to potential damage to our reputation and our clients confidence, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements.
Additionally, future changes to laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.
We may encounter certain risks associated with website security Protecting customer information is a key responsibility of the Company. We have been dedicated to constantly improve our website security to address the protection of the information and records of the customer. This includes protecting against any possible threats or hazards to the security as well as against any unauthorized access to our customers information. Any breach in our website security, whether intentional or unintentional, could cause our customers to lose their confidence in our website and hurt our reputation. Additionally, breaches of the personal information of the customer could lend to regulatory fines for noncompliance or even possible lawsuit.
As we do not have an escrow or trust account with this subscription, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.
Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.
There is no current market for the securities of the Company
There is no formal marketplace for the resale of the securities of Harlem Park Partners, Inc. The securities may or may not be traded on the over the counter market to the extent any demand exists. Investors should assume that there will not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.
In the event that our shares become publicly traded, our shares may trade under $5.00 per share, and thus may be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.
In the event that our shares become publicly traded, and our stock trades below $5.00 per share, our stock would be known as a penny stock, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the SEC) has adopted regulations which generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.
Depending on market fluctuations, our Common Stock could be considered to be a penny stock. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the written consent of the purchaser to the transaction prior to the purchase.
He must also provide certain written disclosures to the purchaser. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume.
Consequently, the price of the stock is often volatile and
 you may not be able to buy or sell the stock when you want to.
We have established no minimum offering of our securities
Because there is only a $100 minimum offering of our securities, purchasers in this offering may be one of a few to purchase our securities and management s plans for the offering proceeds may not be met, in which case the purchasers may lose their entire investment.
We expect to encounter specific industry risks
While the Company believes the knowledge and experience of its key director, officer and future employees will enable it to produce generic medications at scale and at competitive prices, there is always a possibility that new startup developments or other new technologies will compromise our business model and make it harder for the Company to compete.
We expect to encounter specific risks related to our position in the market
As newly formed entity, the Company will be competing for market share against larger, more well established businesses. Further, it is anticipated that all of the startups that the Company will be funding will be speculative and the Company will not benefit from intellectual property protection.
Risks Related to Our Industry
Harlem Park Partners, Inc. will act as the underlying and primary Tier 1 startup holding a significant and majority ownership in Tier 2 startups. Our goals are to continuously securitize and fund startups for a diversified portfolio. Most startups will have no financial track record and have a significant amount of capital risk. The risk is similar to those associated with Venture Capital and Private Equity where companies typically build out and securitize 1,500 to 3,000 startups, globally, over the life of the corporation. Harlem Park Partners is significantly increased by allowing small individual investors to participate as partners considering the fact that such high risk transactions are usually reserved for wealthy accredited investors who can withstand the ups and downs of the economy.
Continued Operation will require additional capital
Harlem Park Partners, Inc., a financial engineering firm, raises capital for startups, new fin tech products and real estate. Our firm specializes in securitization through Exempt Securities Offerings regulated by the Securities and Exchange Commission (SEC). This Regulation 1 A Exempt
Securities Offering of $360,000 is a seed round of funding allocated primarily for working capital for a portfolio of 11 startups. Continued operation will require immediate additional funding to support the working capital where it is anticipated that an Amendment of this Regulation 1 A Offering Statement will be required to increase the Aggregate Total Offering Amount within the next 12 months. There can be no assurance that such goals can be met without further financing and whether such financing, if necessary, can be obtained on favorable terms or at all.
Risks Related to Our Regulatory Environment
The notes are our unsecured general obligations, ranking equally with other unsecured and unsubordinated indebtedness. As of
, 2025, we have $0 of unsecured senior notes and $0 unsecured short term promissory notes outstanding, no secured senior debt outstanding. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes.
Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
Active trading markets for the notes may not develop
Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. However, any market making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.
The market prices of the notes may be volatile
The market prices of the notes will depend on many factors, including, but not limited to, the following:
1. Credit ratings on our debt securities assigned by rating agencies;
2. The time remaining until maturity of the notes;
3. The prevailing interest rates being paid by other companies similar to us;
4. Our results of operations, financial condition and prospects;
and
5. The condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
Our credit ratings may not reflect all the risk of your investment in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due.
Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes.
These credit ratings may not reflect the potential impact of all risks relating to the notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each rating by agencies should be evaluated independently of any other credit rating of an agency.
Redemption may adversely affect your return on the notes.
We have the right to redeem the notes on the terms set forth in this Offering Circular. We may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of such notes.

Item 4. ESCROW & DILUTION
Escrow
There is no Escrow Account in this offering. Funds will be transmitted directly into the corporate account of Harlem Park
Partners, Inc. Considering the fact that shares are not being sold, there is no dividend.
The proceeds of this offering will not be placed into an escrow account.
The price of the current Notes (Debt) offering is not set at a specific price per share of common stock where shares are not being offered. This is a debt only offering.

Dilution
If you invest in our securities, your interest could
possibly be diluted.
Dilution represents the difference between the offering
price and the net tangible book value per Common Shares immediately after completion of this offering. Net tangible book value is the amount that results from
subtracting total
liabilities and intangible assets from total assets.
Dilution arises mainly as a result of the Company s arbitrary determination of the offering.
The valuation of Harlem Park Partners, Inc. could decline
if one or more of these risks and uncertainties develop
into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition, results of operations or future prospects. In addition, some of the statements in this section of the Offering Circular are forward looking statements.
For more information about forward looking statements,
please see the section of this Offering Circular
entitled Cautionary Statement.
..

Item 5. PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION SUMMARY

The Company is offering up to $360,000 of Notes
(Debt ONLY) on a best efforts basis at a par price of $100.00 per Note (Unit). There is no minimum subscription amount. As of , 2025, the Company has not issued any Notes in this Offering for gross proceeds of $0. This is a Direct Public Offering where the Notes are sold directly to investors without an intermediary such as a broker dealer. The Company intends to market the Notes in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering
Circular or testing the waters materials on an online environment. This Offering Circular will be furnished to prospective investors via the website (www.HarlemParkPartners.com) on a landing page that relates to the Offering, www.HarlemParkPartners.com/investorrelations.
The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold and the date at which the Offering is earlier terminated by the Company, in its sole discretion.
The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company.
PLAN OF DISTRIBUTION

Harlem Park Partners, Inc. is offering up to $360,000
of Notes (Debt Only) with 1 Year Maturity (6.3%
Annualized Coupon), 2 Year Maturity (7.0% Annualized Coupon),
 3 Year Maturity (7.8% Annualized Coupon), and
5Year (9.0% Annualized Coupon) NOTES which represents the value of the Debt available to be offered as of 2025 out of the rolling 12 month maximum offering amount of $360,000 of NOTES. Our Debt being offered hereby will be primarily offered by Ameer Flippin, CEO of Harlem Park Partners, Inc., through the Harlem Park
Partners Platform at www.HarlemParkPartners.com. In conducting this offering, Ameer Flippin intends to rely on the exemption from registration contained in Exchange Act Rule 3a4 1.
 For additional information about the Harlem Park
Partners Platform, please see Offering Circular Summary
About the Harlem Park Partners Platform.
The Harlem Park Partners Platform is not subject to the registration requirements of Section 304 of the JOBS
Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not
meet the definition of a funding portal.
This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the HarlemParkPartners.com
Platform website, as well as on the SEC website at www.sec.gov.
In order to subscribe to purchase our NOTES (Debt Only),
 a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement in the form attached to this offering circular as Exhibit 1, and wire or send ACH funds for its subscription amount in accordance with the instructions provided therein.
Settlement may occur up to 30 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a Notes Holder, including for U.S. federal income tax purposes, and the Notes will be issued, as of the date of settlement. Settlement will not occur until funds of an investor have cleared and we accept the subscriber as an investor.
The Notes are limited to residents of the United States.
We reserve the right to reject any subscription by an investor in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a qualified purchaser for purposes of
Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective subscription by an investor is
rejected, all funds received from such investors will be returned without interest or deduction.
State Law Exemption and Offerings to Qualified Purchasers
Our 1-Year, 2-Year, 3-Year and 5-Year NOTES are being offered and sold only to qualified purchasers (as defined in Regulation A). As a Tier 1 offering pursuant to Regulation A, this offering will be exempt from state Blue
Sky law review, subject to certain state filing requirements and anti fraud provisions, to the extent that our NOTES offered hereby are offered and sold only to qualified purchasers. Qualified purchasers include: (i) accredited investors under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our NOTES does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year end (for non natural persons). However, our NOTES are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our NOTES does not represent more than 10% of the applicable amount), regardless of the status of an investor as an accredited investor.
Accordingly, we reserve the right to reject any subscription by an investor in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a qualified purchaser for purposes of Regulation A.
Certificates Will Not Be Issued
We will not issue certificates. Instead, our Noteholders will be recorded and maintained on our Capitalization
Table and register at Carta.com where the Noteholders will be able to access the data room online.
Transferability of our Notes (Debt)

Holders of our 1 Year Maturity (6.3% Annualized Coupon), 2-Years Maturity (7.0% Annualized Coupon), 3Years Maturity
(7.8% Annualized Coupon), and 5-Years (9.0% Annualized Coupon)
NOTES may not transfer, assign,
pledge or otherwise dispose of or encumber NOTES (or any interest therein) without the prior written consent of our board of directors, or our chief executive officer if our board of directors delegates such authority. Notwithstanding the foregoing, such transfer restrictions shall not apply
 (i) in the case of a holder of 1-Year Maturity (6.3% Annualized Coupon) ,2-Years Maturity (7.0% Annualized Coupon),
3-Years Maturity (7.8% Annualized Coupon), and 5-Years
Maturity (9.0% Annualized Coupon) NOTES who is an in dividual, to certain transfers made without consideration for
bona fide estate planning purposes and (ii) in the case of a holder of NOTES that is an entity, to certain transfers made without consideration to such stockholders, members, partners, other equity holders or affiliates.
No Escrow and No Dividends
There is no Escrow Account in this offering. Funds will be transmitted directly into the corporate account of Harlem Park
Partners, Inc. Considering the fact that shares are not being sold, there is no dividend.
The proceeds of this offering will not be placed into an
 escrow account. We are offering our 1-Year Maturity
(6.3% Annualized Coupon), 2-Year Maturity (7.0% Annualized
 Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year Maturity (9.0% Annualized Coupon) NOTES on a best efforts basis primarily through the online Harlem Park
Partners, Inc. Platform.
Advertising, Sales and other Promotional Materials
In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our Company and our affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our 1-Year
Maturity (6.3% Annualized Coupon), 2-Year Maturity
(7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized
Coupon), and 5-Year Maturity (9.0% Annualized Coupon)
NOTES, the materials will not give a complete understanding of this offering, us or our NOTES and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our NOTES.

Proceeds to Company in Offering
Total
of
NOTES
(Debt)
Pe r Share
25% of Offering Sold
50% of Offering sold
75% of Offering Sold
Maximum Offering sold

90,000
180,000
270,000
360,000

Offering
Price (1)
$
$
$
$

100
100
100
100

Underwriting
Discounts
&
Commissions

Approximate
Gross
Proceeds

$
$
$
$

$
$
$
$

0
0
0
0

90,000
180,000
270,000
360,000

(1) Assuming an initial public offering price of $100 par value, as set forth on the cover page of this offering circular.

HOW TO SUBSCRIBE
Subscription Procedures
We intend to initially limit the offer and sale of our 1-Year Maturity (6.3% Annualized Coupon) ,2-Year
Maturity (7.0% Annualized Coupon), 3-Year Maturity
 (7.8% Annualized Coupon), and 5-Year Maturity (9.0% Annualized Coupon) NOTES to residents of the United States.
Investors seeking to purchase our NOTES who satisfy the qualified purchaser standards (see State Law Exemption and
Purchase Restrictions) should proceed as follows:
Read this entire Offering Circular and any supplements accompanying this Offering Circular.
Electronically complete and execute a copy of the subscription agreement. A Specimen copy of the ubscription agreement, including instructions for completing it, is included in this offering circular as Exhibit 1. Electronically provide ACH instructions to us for the micro payment towards the full purchase price of 1 Unit
($100) of our NOTES being subscribed for.
By executing the subscription agreement and paying a micro payment towards the total purchase price of a minimum of 1 Unit ($100) of a NOTE subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a qualified purchaser, and that such subscription for NOTES does not exceed 10% of the greater of such annual income or net worth of the investor
(for natural persons),
or 10% of the greater of annual revenue or net assets at fiscal year end (for non natural persons). Subscriptions will be binding upon investors and will be accepted or rejected within 45 days of receipt by us. We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation.
Minimum Purchase Requirements
There is no minimum investment requirement for
 our 1-Year Maturity (6.3% Annualized Coupon) ,
2-Year
Maturity (7.0% Annualized Coupon), 3-Year Maturity
 (7.8% Annualized Coupon), and 5-Year Maturity (9.0%
Annualized Coupon) NOTES.
Simply a micro-payment towards a minimum purchase of at least 1 UNIT ($100) of Notes. Any remaining balance on a minimum of a $100 investment must be completed within 12-months.
Residents of the State of Washington
For investors and potential investors who are residents
 of the State of Washington, please send all correspondence, including any questions or comments, to WashingtonState@HarlemParkPartners.com..

Item 6. USE OF PROCEEDS
Our offering is being made on a self underwritten and direct public debt offering basis: no minimum amount that must be sold in order for the offering to proceed.
The following table sets forth the uses of proceeds based on the maximum offering price of $100 par value offered for sale by the Company resulting gross proceeds received by the Company in the amount of $360,000. There is no assurance that we will be able to sell any securities.

Startup Projects

Amount

Percentage
%

Sector

1. Water Boy Global.com

$70,000

19.4%

F&B Services

2. Globe Trotter Retail.com

$80,000

22.2%

3. Black Fisherman.com

$40,000

11.1%

4. Social Architects US.com

$ 6,000

1.6%

Retail/
Drop shipping
Supply Chain
Logistics/Delivery
Investor Platform

5. Ai World San Francisco.com

$15,000

4.2%

6. Black Sheep Ai.Live

$ 6,000

1.6%

7. Black Sheep Ai Magazine

$ 6,000

1.6%

8. Bodegas Global.com

$ 6,000

1.6%

9. Mansions N Castles.com

$ 6,000

1.6%

10. Afro Hair Pay.com

$30,000

8.3%

11. Farm Startups.com

$15,000

4.1%

Startup Subtotal

$280,000

77.8%

Harlem Park Partners
Working Capital

$ 80,000

22.2%

Total

$360,000

100.0%

Events/
Conferences
Artificial
Intelligence
Information/
Publishing
Food Retail
Travel/
Real Estate
Retail Haircare/
Buy Now Pay Later
Food /
Supply Chain

Financial
Engineering

6.1. All of the proceeds have been allocated.
6.2. Approximately $45,000 of the $80,000 in working capital for Harlem Park Partners will be used to compensate the CEO Ameer Flippin.
6.3. There are no anticipated material changes in the use of proceeds if all of the securities being qualified on the offering statement are not sold. The funds will be allocated on a percentage basis.
6.4. Plan of Operations for 12 months

We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a few remote outside sales people for the Globetrotter Retail.com brand; promoting sales by conducting more marketing; executing on the milestones described; and achieving growth by way of strategic partnerships. We are hoping to start with retail transactions on platforms such as Alibaba.com, Ebay.com, etc. to spark retail transactions right away to start developing a network of sales professionals for an apparel and food supply chain.
It is the opinion of Company management that the
 proceeds from this proposed offering will satisfy the need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds for the planned use of proceeds to be generated from this proposed offering.
Milestone 1: Month 1
Within one month of the closing of the
Offering, Harlem Park Partners plans
to take key operational steps to position the company for growth and execution of its strategic initiatives. First, we intend to finalize the structuring of all corporate entities in the list of startups. The inter loan agreements will then be executed to capitalize each startup corporate entity.
We will begin with retail focused strategy of developing the Waterboy Global.com and Globetrotter Retail.com and will lead the way by generating revenues for the startups where markup generates a profit. The Blackfisherman.com brand will be integrated for grocery deliveries allowing us to plan for further growth based on the changes happening in the market and sector.

Milestone 2: Month 2 to Month 6
Within two to six months following the closing of this offering, Harlem Park Partners anticipates achieving several key milestones to advance our growth strategy and global market expansion. First, we expect to commence the distribution of basic apparel through outside sales professionals.
As part of our long term strategy, we will continue evaluating opportunities and retail market for future fundraising in separate startup corporate entities. Our core algorithm revolves around creating collateralized structured finance transactions where tier 1 Harlem Park Partners, Inc. leverages and collateralizes assets of tier 2 startups to create some form of a Collateralized Loan Obligation.
Based on the progress of asset gathering with retail transactions, further expansion and fundraising for research and Artificial Intelligence (Ai) focused startups such as Black Sheep Ai.Live, Ai World San Francisco.com, and the Social Architects US.com will be launched.
Through these strategic initiatives, Harlem Park
Partners is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.
Milestone 3: Month 7 to Month 12
Harlem Park Partners projects that cash flow from operations will commence immediately and possibly lay the foundation for more levered transactions on tier 1 with Harlem
Park Partners, Inc. The timeframe could potentially be expedited as alliances and funding might create early stage opportunities.
Opinion of Issuer on Additional Fundraising

It is believed that Harlem Park Partners, Inc.
 will accomplish the goals set for each startup over the next 6 12 months, but there is a great likelihood that the Board of the Company will accelerate expansion and growth through more fundraising.
However, the initial seed funding of $360,000
 being raised is adequate to attain the goals set for the next 12 months.
6.5. There are no other funds to be used in conjunction with the proceeds.
6.6. No part of the proceeds will be used to discharge indebtedness.
6.7. No material amount of the proceeds will be used to acquire assets, otherwise than in the ordinary course of business.
6.8. Harlem Park Partners the issuer may reserve the right to change the use of proceeds, so long as there is an amendment to the reservation is prominently disclosed in the section where the use of proceeds is discussed.

Item 7. DESCRIPTION OF BUSINESS
Background
Harlem Park Partners, Inc., a Delaware C Corporation
 was incorporated on May 25th, 2023, under the laws of the state of Delaware. The firm is a financial engineering and research company specializing in securitization of startups, real estate projects, and financial products.
The firm focuses on raising capital internally through Exempt
Debt Securities Offerings and then reinvests the proceeds in startups. Our firm has spent much of our time since inception focused on research and assessing market opportunities in different sectors, during a very tough economic cycle and rapidly changing global environment.
Company Information
Ameer Flippin is the Chairman, CEO, President,
Secretary, and Treasurer of Harlem Park Partners, Inc. Ameer is the only employee of the company.
Our plan for this seed stage of fundraising is to create a portfolio of startups, during the initial stages of becoming a Venture Capital and Private Equity Firm. The firm will start with 11 startups and continue to securitize forthcoming new startups.
Business Description
Harlem Park Partners, Inc., a financial engineering firm, is technically considered an investment advisory firm raising capital for startups, new fintech products, and real estate projects. Our long term goals are to meet the minimum capital requirements to become a hybrid
Venture Capital and Private Equity Firm. Our strategy is to curate a sequenced waterfall portfolio of startups heavily weighted in retail blended with other sectors.
Presently, the firm has 11 early stage startup projects which need funding.
Our primary flagship projects are Waterboy Global.com,
 a sidewalk water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, Social Architects US.com, a social networking platform for Real Estate Investment Clubs, Ai World San
Francisco.com, an EdTech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), Black Sheep
Ai.Live, a virtual Artificial Intelligence ( Ai ) Company,
Black Sheep Ai Magazine, a high gloss fashionable magazine highlighting Ai from the perspective of the consumer, Bodegas Global.com, a global portfolio of small grocery stores, MansionsNCastles.com, a hybrid luxury timeshare and short term rentals brand,
AfroHairPay.com, a mobile app haircare lending platform brand in the Buy Now Pay Later Sector (BNPL), and
Farm Startups.com, a portfolio of startup farms.

Harlem Park Partners, Inc. is poised to specialize in the securitization of small micro cap companies implementing innovative mathematical algorithms and blending institutional strategies with small retail individual investors. The firm has operations located at We Work, 650 California Street, 7th Floor, San Francisco, CA 94108.
Our firm is allocating approximately $280,000 dollars to a portfolio of startups where the remaining $80,000 dollars will be utilized for internal working capital for tier 1 Harlem Park Partners for a total of $360,000 in DEBT.
Time Frames
Upon a best efforts fundraising strategy, Harlem Park Partners will initially focus on direct 2 consumer retail transactions in order to find the underlying capital to secure further securities transactions for continued development of a portfolio of startups. Our firm plans to mainly focus on the retail related startups initially. We do not have to implemented all 11 startups right away, but reserve the right to sequence capital allocation the startups in an effort to reduce capital risk.
Ameer Flippin is the only employee.
We have no other employees of the firm.
Harlem Park Partners, Inc. was incorporated as a C Corporation in the State of Delaware on May 25th, 2023.
In May of 2023, Ameer Flippin was appointed
Chief Executive Officer, Chief Financial Officer, and Director of
Harlem Park Partners, Inc. Ameer Flippin
 will be compensated at $45,000 per year
and has not been
compensated up to this point in time.
Harlem Park Partners, Inc. is a financial engineering and research firm which raises capital for startups, real estate projects, and new financial products as Tier 1 affiliate to startups. The firm raises capital internally through corporate debt and equity offerings and then reinvests the proceeds in startup and real estate projects. Our mission is to create new debt and equity financial products, while developing into a hybrid venture capital and private equity firm.
In a research driven mathematical algorithm, approximately
$280,000 dollars will be utilized to create a credit facility for the new brands.
Approximately $80,000 of the funds will be used on our 1st tier Harlem Park Partners, Inc. The capital will be distributed to startups for working capital in a time sequenced and series in order to manage capital risk.
See Use
of Proceeds. Denominations The notes will be issued only in minimum denominations of $100 and integral multiples of $100 in excess thereof. Form of notes
We will issue the notes in electronic form as determined by Carta.com.
Through these strategic initiatives, Harlem Park
Partners is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.
RISK FACTORS. Investing in the notes involves risk.
Before making a decision to invest in the notes, you should carefully consider the risk associated with emerging growth startup companies.
The notes are our obligations exclusively and not of
 any of our tier 2 startup companies. The companies in the startup portfolio are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments.
The notes permit us to incur additional debt, including secured debt.
If we incur any secured debt, our assets will be subject to prior claims by our secured creditors.
 In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes.
This may have the effect of reducing the amount of
 proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.
The notes do not contain
financial covenants. While the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.
Harlem Park Partners, Inc. is not required to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant distress; Limit our ability to incur indebtedness that is secured senior to or equal in right of payment to the notes; Restrict our startup companies the ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our startups and therefore rank effectively senior to the notes; Restrict our ability to repurchase or prepay any other of our securities or other indebtedness; Restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our Notes (Debt) or other securities ranking junior to the notes; restrict our ability to enter into highly leveraged transactions; or require us to repurchase the notes in the event of a change in control.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. Active trading markets for the notes may not develop. Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes.
If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.
The market prices of the notes may be volatile.
The market prices of the notes will depend on many factors, including, but not limited to, the following: Credit ratings on our debt securities assigned by rating agencies; The time remaining until maturity of the notes; The prevailing interest rates being paid by other companies similar to us;
our results of operations, financial condition and prospects; and the condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices.
Employees
The research firm has no other employees. Ameer Flippin
 is our Chief Executive Officer, President, Secretary and
Treasurer. In the past, Ameer Flippin has worked part time
 as a Teaching Assistant (TA) with a staffing firm in the San Francisco, California Bay area.
In terms of experience in financial services, Ameer
 started out of college with a B.S. in Mathematics as a financial analyst on a derivatives government bond trading desk for a major Wall Street firm in Tokyo, Japan supporting traders. Additionally, Ameer spent approximately 6 years as a stockbroker for a Wall Street Firm and ultimately transitioned independently as an Investment Advisor.
Currently, Ameer Flippin has the flexibility to work on our business up to 40 hours per week, but is prepared to devote more time if necessary pending a successful seed round of funding.
We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans;
However, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

Item 8. Description of Property
Office Space
We utilize shared office space at We Work located at 650 California Street, 7th Floor, San Francisco, California
94108.

ITEM 9.
MANAGEMENT S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
34

An investor should read the following discussion and analysis with an understanding that Harlem Park Partners, Inc. is an emerging startup company raising initial seed capital of $360,000 with no historical track record or financials since inception. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward looking statements, which apply only as of the date of this Circular. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the Risk Factors section of this Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward looking statements contained in the following discussion and analysis.
9(a). Description of Financial Condition
The Company is a financial engineering company focused on research hoping to grow to become a hybrid Venture and Private Equity Firm focusing on structured finance transactions to help fund startups. The financial condition of the Company reflects its ongoing fundraising efforts for a portfolio of startups.
The Company has not generated revenues up to this point in financial engineering. The Company continues to face financial uncertainty and is financing its operations through outside funds of the CEO Ameer Flippin.
The Company acknowledges that it cannot predict if or when it will become profitable, given the costs associated with product commercialization and regulatory approvals. Over the past two years, the Company has been waiting for the global economic environment post Covid 19 to improve.
Results of Operations
The Company has not yet generated revenue.
Factors Affecting Income
The Company has not yet begun to generate revenue.
Material Changes in Sales or Revenues
There have not been changes in revenue because the
 Company has not yet begun to generate revenue.
Liquidity and Company Resources
9(b). Current Liquidity
The Company faces short term liquidity challenges and
 long term funding uncertainties, with a heavy reliance on external financing sources to sustain operations. Below is an overview of the company s liquidity position, funding sources, and strategic measures taken to address deficiencies.
Operational Revenue

The company has not yet begun to generate revenue.
Plan of Operations
We anticipate that the capital we intend to raise in
 this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a few remote outside sales people for the Globetrotter Retail.com brand; promoting sales by conducting more marketing; executing on the milestones described in this Offering Circular. We are hoping to start with retail transactions on platforms such as Alibaba.com, Ebay.com, etc. to spark retail transactions right away to start developing a network of sales professionals for an apparel and food supply chain.
It is the opinion of Company management that the proceeds from this proposed offering will satisfy the need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds for the planned use of proceeds to be generated from this proposed offering.
Milestone 1: Month 1
Harlem Park Partners plans to take key operational steps to position the company for growth and execution of its strategic initiatives. First, we intend to finalize the structuring of all corporate entities in the list of startups. The inter loan agreements will then be executed to capitalize each startup corporate entity.
We will begin with a retail focused strategy of developing the Waterboy Global.com and Globetrotter Retail.com will lead the way in hopes of generating revenues for the portfolio of startups where markup generates a profit. The
Blackfisherman.com brand will be integrated for grocery deliveries allowing us to plan for further growth based on the changes happening in the market and different sector.
Milestone 2: Month 2 to Month 6
Harlem Park Partners anticipates achieving several key milestones to advance our growth strategy and global market expansion. First, we expect to commence the distribution of basic apparel through outside sales professionals.
As part of our long term strategy, we will continue evaluating opportunities and retail markets for future fundraising in different startup corporate entities. Our core algorithm revolves around creating collateralized structured finance transactions where tier 1 Harlem Park Partners, Inc. leverages and collateralizes assets of tier 2 startups to create some form of a Collateralized Loan Obligation (CLO).
Based on the progress of asset gathering with retail transactions, further expansion and fundraising for research and artificial intelligence focused startups such as Black Sheep Ai.Live, Ai World San Francisco.com, and the Social Architects US.com will gain more traction.
Through these strategic initiatives, Harlem Park Partners is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.
Milestone 3: Month 7 to Month 12
Harlem Park Partners projects that cash flow from operations will commence immediately and possibly lay the foundation for more levered transactions on tier 1 with Harlem Park Partners, Inc.
The timeframe could potentially be expedited as alliances and more funding might create early stage opportunities.

These projections underscore the significant market opportunity and the scalability of our business model.

Item 10. Directors, Executive Officers and Significant Others
Item 10(a). Directors, Executive Officers and Significant Others
Name

Position

Age

Term of Office

Ameer Flippin

CEO & President

55

May 23rd, 2023 to
Present

Approximate
Hours per week
40

10(b). Ameer Flippin is the only Director and has no family relationships with anyone else involved with the company. 10(c) We have no other employees. Ameer Flippin is our Chief Executive Officer, President, Secretary and
Treasurer. In the past, Ameer Flippin has worked part time as a Teaching Assistant (TA) with a staffing firm in the San Francisco, California Bay area. In terms of experience in financial services, Ameer started out of college with a B.S. in Mathematics as a financial analyst on a derivatives government bond trading desk for a major Wall Street firm in Tokyo, Japan supporting traders. Additionally, Ameer spent approximately 6 years as a stockbroker for a Wall Street Firm and ultimately transitioned independently as an Investment Advisor.
Currently, Ameer Flippin has the flexibility to work on our
 business up to 40 hours per week, but is prepared to devote more time if necessary pending a successful seed round of funding.
We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans;
However, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.
10(d). The Officers of the corporation have not been involved in any federal bankruptcy proceedings. Additionally, Ameer Flippin has not been convicted of any criminal offenses.
No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Item 11. EXECUTIVE COMPENSATION
Item 11. Compensation of Directors and Executive Officers for 2024
Name
Capacity in which
Cash
Compensation was
received
Ameer Flippin
CEO, President
$0

Other Compensation

Total Compensation

$0

$0

*There is only 1 Director presently.

Future Compensation
Ameer Flippin will be compensated at a rate of $ 45,000 per year for services as CEO. Ameer Flippin has not received compensation prior to this offering.

Item 12.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as to the shares of common equity beneficially owned as of , 2025 by
(i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii)
each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in
the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d 3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Common
Stock

Name of
Beneficial
Owner

Address of Natural
Owner

Amount of
Beneficial
Owner

Class
Percentage

Ameer
Flippin

650 California Street
7FL, San Francisco,
CA 94108

666,666,666
shares

66.6

Voting Percentage if
Percent of Debt Sold
100
75
50
25
Sold
Sold Sold Sold

All Officers
And Directors
Ameer
Flippin

Based on 1,000,000,000 shares outstanding as of

Title of
Class

Common
Stock

Name and Address
of Beneficial
Owner

Ameer Flippin
650 California
Street 7 FL, San
Francisco, CA
94108

*Based on 1,000,000,000 shares outstanding as of

100

100

100

100

, 2025.

Amount and
Nature of
Beneficial
Ownership

Amount
and
Nature of
Beneficial
Ownership
Acquirable

666,666,666
shares

0 Shares

Percent
of
Class

66.6

, 2025.

Item 13. CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS
Capital
The sole officer and director, Ameer Flippin, paid expenses on behalf of the company totaling approximately $2,000
Dollars during the period up to
, 2025. These payments are considered as invested startup capital to the
Company and is not expected to be repaid in any manner.
Director Independence
Currently, the Company does not have any independent directors.
The company does not plan to list the stock on any exchange in the near future. We do not currently have a separately designated audit, nominating or compensation committee. However, we do intend to comply with the independent director and committee composition requirements in the future.
Review, Approval and Ratification of Related Party Transactions
Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Item 14. Securities Being Offered
Up to a Maximum $360,000 in NOTES, at a fixed par value price of $100 for 3,600 Units of Notes with no minimum amount to be sold but not to exceed $360,000 in gross proceeds. A final fixed price will be determined upon qualification or in a final or supplemental offering circular supplement at the time of sale of our Debt. Our
NOTES will be offered by us through our director in a direct offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.
We will sell the shares at a final fixed price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our NOTES between the par value price range of $100 per Note. An investor can subscribe to the offering for as little as $9 per month to meet the $100 par value price per NOTE. A small individual investor can break up the $100 into any denomination of small payments over a 12 month period following the initial subscription date.
There are 3,600 NOTES being offered at $100 per Note.
We are offering $360,000 of our 1, 2, 3, and 5-Year
 Senior Corporate Notes due 2026 (6.3% annualized Coupon),
2027 (7.0% annualized Coupon), 2028 (7.8% annualized Coupon), and 2030 (9.0% annualized Coupon) respectively (the Notes). The Notes will bear annualized interest at rates of 6.3%, 7.0%, 7.8%, and 9.0% respectively per year, payable semi annually pro rated in arrears on and of each year, beginning on
, 2025.
The Notes will mature on
redeemed or repurchased.

of each year in 2026, 2027, 2028, and 2030, unless earlier

Item 15. Dividend Policy
40

Preferred Stock
NO DIVIDENDS are paid. There is no authorized preferred stock of the Company.

Item 16(a). LEGAL MATTERS
Certain legal matters, including the validity of
 shares of 1-Year Maturity (6.3% Annualized Coupon) ,2-Year
Maturity (7.0% Annualized Coupon), 3-Year Maturity
(7.8% Annualized Coupon), and 5-Year Maturity (9.0% Annualized
Coupon) NOTES offered hereby, have not been passed upon for us by legal counsel.

Item 16(b). EXPERTS
There are no financials for this offering upon which experts have given an opinion.
We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so.

Item 17. ADDITIONAL INFORMATION
We have filed with the SEC an offering statement
under the Securities Act on Form 1 A regarding this offering.
This offering circular, which is part of the offering
statement, does not contain all the information set forth in the offering statement and the exhibits related
thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we became subject to the informational reporting requirements that are applicable to Tier 1 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file any required annual reports, semi annual reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, information statements
and other information regarding issuers that file with the SEC.
The information incorporated by reference herein
is an important part of the offering statement and this offering circular. The following documents previously filed
with the SEC are incorporated by reference into the offering statement and this offering circular:
You may review these filings on our website and
may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:
Harlem Park Partners, Inc.
Attention: Investor Relations, 650 California Street
 7th Floor San Francisco, California 94108
InvestorRelations@HarlemParkPartners.com
1.240.581.4693
So long as we remain subject to the periodic reporting requirements of Regulation A, within 120 days after the end of each fiscal year we will file on the SEC EDGAR website an annual report on Form 1 K. The annual report will contain Un audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.HarlemParkPartners.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.
FINANCIAL STATEMENTS OF Harlem Pak Partners, Inc.
Any required financial statements of the Company can be found on the portal at HarlemParkPartners.com.

Background
Harlem Park Partners, Inc., a Delaware C Corporation was incorporated on May 25th, 2023, under the laws of the state of Delaware. The firm is a financial engineering and research company specializing in securitization of startups, real estate projects, and financial products. The firm focuses on raising capital internally through Exempt
Debt Securities Offerings and then reinvests the proceeds into startups. Company Information
Ameer Flippin is the Chairman, CEO, President, Secretary, and
Treasurer of Harlem Park Partners, Inc.
The plan for this seed stage of fundraising is to create a portfolio of startups, during the initial stages of meeting the minimum requirements to become a Venture Capital and Private
Equity Firm. The firm will start with 11 startups and continue to securitize forthcoming new startups.
Business Description
Harlem Park Partners, Inc., a financial engineering firm, is technically considered an investment advisory firm raising capital for startups, new fintech products, and real estate projects. Our long term goals are to meet the minimum capital requirements to become a hybrid Venture
Capital and Private Equity Firm. Our strategy is to curate a sequenced waterfall portfolio of startups heavily weighted in retail blended with other sectors.
Presently, the firm has 11 early-stage startup projects which need funding. Our primary flagship projects are Waterboy Global.com, a sidewalk water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, Social Architects US.com, a social networking platform for Real Estate Investment Clubs, Ai World San
Francisco.com, an EdTech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), Black Sheep
Ai.Live, a virtual Artificial Intelligence ( Ai )
Company, Black Sheep Ai Magazine, a high gloss fashionable magazine highlighting Ai from the perspective of the consumer, Bodegas Global.com, a global portfolio of small grocery stores, MansionsNCastles.com, a hybrid luxury timeshare and short term rentals brand, and AfroHairPay.com, a mobile app haircare lending platform brand in the Buy Now Pay Later Sector (BNPL).
Harlem Park Partners, Inc. is poised to specialize in the securitization of small micro cap companies implementing innovative mathematical algorithms and blending institutional strategies with small retail individual investors. The firm has operations located at We Work, 650 California
Street, 7th Floor, San Francisco, CA 94108.
Our firm is allocating approximately $280,000 dollars to a portfolio of startups where the remaining $80,000 dollars will be utilized for internal working capital for tier 1 Harlem Park Partners for a total of $360,000 in DEBT.
Time Frames
Upon a best efforts fundraising strategy, Harlem Park Partners will initially focus on Direct 2 Consumer retail transactions in order to find the underlying capital to secure further securities transactions for continued development of a portfolio of startups. Our firm plans to mainly focus on the retail related startups initially. We do not have to implemented all 11 startups right away, but reserve the right to sequence capital allocation the startups in an effort to reduce capital risk.
Plan of Operations
We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a few remote outside sales people for the Globetrotter Retail.com brand; promoting sales by conducting more marketing; executing on the milestones described in this Offering Circular; and achieving growth by way of strategic partnerships. We are hoping to start with retail transactions on platforms such as Alibaba.com, Ebay.com, etc. to spark retail transactions right away to start developing a network of sales professionals for an apparel and food supply chain.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the need for liquidity
and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please
refer to Use of Proceeds, Part II for the planned use of proceeds to be generated from this proposed offering.
Milestone 1: Month 1
Within one month of the closing of the Offering, Harlem Park Partners plans to take key operational steps to position the
company for growth and execution of its strategic initiatives. First, we intend to finalize the structuring of all corporate
entities in the list of startups. The inter loan agreements will then be executed to capitalize each startup corporate entity.
We will begin with retail focused strategy of developing the Waterboy Global.com and Globetrotter Retail.com will lead the way in hopes of generating revenues for the startups where markup generates a profit. The Blackfisherman.com brand will
be integrated for grocery deliveries allowing us to plan
for further growth based on the changes happening in the market and sector.
Milestone 2: Month 2 to Month 6
Within two to six months following the closing of this offering,
Harlem Park Partners anticipates achieving several key
milestones to advance our growth strategy and global market
 expansion. First, we expect to commence the distribution of basic apparel through outside sales professionals.
As part of our long term strategy, we will continue
evaluating opportunities and retail market for future fundraising in separate startup corporate entities. Our core algorithm revolves around creating collateralized structured finance transactions where tier 1 Harlem Park Partners, Inc. leverages and collateralizes assets of tier 2 startups to create some form of a collateralized loan Obligation.
Based on the progress of asset gathering with retail
transactions, further expansion and fundraising for research and artificial intelligence focused startups such as Black Sheep Ai.Live,
Ai World San Francisco.com, and the Social Architects US.com
will be launched.
Through these strategic initiatives, Harlem Park Partners
is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.
Milestone 3: Month 7 to Month 12
Harlem Park Partners projects that cash flow from operations will commence immediately and possibly lay the foundation
for more levered transactions on tier 1 with Harlem Park Partners, Inc.
The timeframe could potentially be expedited as
alliances and funding might create early stage opportunities.
These projections underscore the significant market opportunity and the scalability of our business model.
..
Intellectual Property
We have no intellectual property, patents, patent applications or trade secrets.
Our Offering
The Company is offering, on a best efforts, self underwritten basis, a $360,000 Debt (NOTES) Offering of 1, 2, 3, and 5-Year NOTES with annualized Coupons of 6.3%,
 7%, 7.8%, and 9% respectively for each year with the Notes being Callable as early as on , 2026, for a redemption of the investor s capital.
No shares are being offered during this seed stage of fundraising.
Our Chief Executive Officer, Ameer Flippin will be selling the 1,
2, 3, and 5-Year NOTES (Debt) in increments of
$100 dollars at a par value of $100 on behalf of the Company.
The offering is being conducted on a self underwritten, best efforts basis, which means our management will attempt to sell the NOTES being offered hereby on behalf of the Company. There is no underwriter for this offering.
As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.
Completion of this offering is not subject to us raising a
 minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.
We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100 percent of the NOTES (Debt) in the offering are sold at the offering price of $ 100 par value of the 3600
Units of NOTES resulting in gross proceeds received by the Company in the amount of $360,000.
Proceeds to Company in Offering
Total
of
NOTES
(Debt)
Pe r Share
25% of Offering Sold
50% of Offering sold
75% of Offering Sold
Maximum Offering sold

90,000
180,000
270,000
360,000

Offering
Price (1)
$
$
$
$

100
100
100
100

Underwriting
Discounts
&
Commissions

Approximate
Gross
Proceeds

$
$
$
$

$
$
$
$

0
0
0
0

90,000
180,000
270,000
360,000

(1) Assuming an initial public offering price of $100 par value, as set forth on the cover page of this offering circular.
Securities being offered by
the Company

Offering par price per
Note
Up to a Maximum
$360,000 in NOTES, at a
fixed par value price of
$100 for 3,600 Units of
Notes with no minimum
Amount to be sold but not

Number of shares of
common stock outstanding

Not to exceed $360,000 in gross proceeds. A final fixed
 price will be determined
upon qualification or in a final or supplemental offering circular supplement at the time of sale of our Debt. Our NOTES will be offered by us through our director in a
direct offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.
We will sell the shares at a final fixed price per
 share to be determined at time of
qualification or in a final or supplemental offering circular supplement at the time of sale of our NOTES between the par value price range of $100 per Note.
An investor
can subscribe to the offering for as little as $9 per
 month to meet the $100 par value
price per NOTE. A small individual investor can break up the $100 into any denomination of small payments over a 12 month period following the initial subscription date.
after the offering of Notes
Number of shares of preferred stock outstanding before the offering of Notes

Number of shares of
preferred stock outstanding
after the offering of Notes

Debt Only Offering.

The minimum amount for
Notes to be sold in this
offering

0; Preferred Shares are not being offered. This is a Debt Only Offering.

0; Preferred Shares are not being offered. This is a Debt Only Offering. Market for the
Debt
1 unit = $100; None. A Note has a par value of $100 dollars. However, there is no minimum to subscribe to this Debt Offering. A small individual investor can break up the
$100 into any denomination of small payments over a
 12 month period following the
initial subscription date.
0; Common Shares
are not being
offered. This is a

There is no liquidity for this DEBT only offering.
Any possible resell of the Notes will have to be redeemed by the issuer from time to time.

Terms of the Offering

The offering will terminate at the earlier of
 the date at which the maximum offering
amount has been sold or the date at which the
 offering is earlier terminated by the
Company in its sole discretion.

Subscriptions:
Legal Counsel Fees &
Other Costs
Risk Factors:

Our Chief Executive Officer, Ameer Flippin will
 sell the NOTES on behalf of the
company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
All subscriptions once accepted by us are irrevocable.
We estimate our total offering costs including legal counsel fees and other costs to be
approximately $35,000.
See Risk Factors and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in this DEBT (Notes)
Offering.

Startup Portfolio Description
1. Waterboy Global.com Description
Waterboy Global.com, is a sidewalk kiosk brand offering bottled water, sodas, and occasional food items to the general public in high traffic tourist and urban locations. Waterboy Global has a strategy of connecting with the local communities by dispatching 1 to 2 man Waterboy operations near high traffic locations on the sidewalk. Some locations are corporate locations blended with a local community franchise business strategy, while others are purely a franchise business model.
Some urban locations are securitized separately for the
 local community to capitalize on beverage revenue growth and to build community equity. The commencement of operations has not started. Any needed licensing has not been approved.

Approximately $70,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Waterboy Global.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
2. Globetrotter Retail.com and Travel Description
Globetrotter Retail.com is a Direct to Consumer global
 retail brand with a supply chain network of small online retailers leveraging a global salesforce. The startup will start and use a flexible drop shipping business model, while integrating premium apparel sidewalk sample sales, globally. Retailers and Travel Consultants are able to offer airline tickets and vacation deals, globally, through a large network of individuals and travel companies. The commencement of operations has not started. Any needed licensing has not been approved. Approximately $80,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Globetrotter Retail.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
3. Blackfisherman.com Description
Blackfisherman.com is a grocery delivery and shopping mobile app brand. We deliver. The brand is more focused on the logistics and supply chain side of delivery for retail brands and direct to consumer transactions. The logistics brand will be fully integrated as an alliance company to the other portfolio startup companies. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $40,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Blackfisherman.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
4. Social Architects US.com Description
Social Architects US.com is a platform for the formation of real estate investment clubs. The online platform will act as a social network for investment clubs to help with the development of real estate investment clubs for small individual investors where on the 1st tier Harlem Park Partners has the ability to possibly structure funding for real estate projects. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Social Architects US.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc.
on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
5. Ai World San Francisco.com Description
Ai World San Francisco.com, an EdTech Symposium & Expo learning platform on Artificial Intelligence (Ai), is being developed as a result of the explosive changes happening in sectors of the economy around the world related to Ai. The beta testing symposium model will be scaled globally, while maintaining a small symposium 5to 50 person setting. The commencement of operations has not started.
Any needed licensing has not been approved.
Approximately $15,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Ai World San Francisco.com.
 The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park
Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as an Exhibit 5.
6. Black Sheep Ai.Live Description
Black Sheep Ai.Live is an emerging technology startup
 project leveraging the discoveries in Artificial
Intelligence (Ai) to help companies increase workflow and productivity. The company will help alliance portfolio companies fully integrate the rapid changes happening in Ai. Additionally, the company will offer Ai products to businesses and consumers. The company will have a platform where projects are being built in an open source environment allowing software engineers to build upon the new technology stack. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Black Sheep Ai.Live. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be wholly owned portfolio asset of Harlem Park Partners, Inc. on tier
2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
7. Black Sheep Ai Magazine Description
Black Sheep Ai Magazine is a high gloss fashionable magazine highlighting Ai from the perspective of the consumer. The commencement of operations has not started. Any needed licensing has not been approved. Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Black Sheep Ai Magazine. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be wholly owned portfolio asset of Harlem Park Partners, Inc.
 on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
8. Bodegas Global.com Description
Bodegas Global.com is a startup brand to help build
 out a global portfolio of small grocery stores. The startup strategy is to fractionalize the securitization process to allow small local community individual investors to participate as equity shareholders with institutional investors in the local food retail supply chain. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000
 offering as seed capital in the form of debt for the launch of Bodegas Global.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
 The newly formed corporation will be wholly owned portfolio asset of Harlem Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
9. Mansions N Castles.com Description
Mansions N Castles.com is a hybrid luxury timeshare and short term rentals brand. The idea is to fractionalize the ownership of Timeshares, while integrating and leveraging the traditional concept of short term rentals. The commencement of operations has not started.
 Any needed licensing has not been approved.
Approximately $6,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Mansions N Castles.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development. The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem
Park Partners, Inc. on tier 2 where Ameer Flippin will act as interim CEO. The form of the general investment inter loan agreement is attached as Exhibit 5.
10. Afro Hair Pay.com Description
Afro Hair Pay.com is a mobile app haircare lending platform brand in the Buy Now Pay Later (BNPL)

Sector. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $30,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Afro Hair Pay.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners,
 Inc. on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as Exhibit 5.
11. Farm Startups.com Description
Farm Startups.com is a portfolio of small farms starting in the Blackbelt region of Alabama and other states. The farms will be fully integrated in to a newly developing food supply chain associated with other related brands. The commencement of operations has not started. Any needed licensing has not been approved.
Approximately $15,000 is being allocated from the $360,000 offering as seed capital in the form of debt for the launch of Farm Startups.com. The project will be incorporated in the state of Delaware where further capital must be allocated and raised for continued development.
The newly formed corporation will be a 100 percent wholly owned portfolio asset of Harlem Park Partners, Inc.
on tier 2 where Ameer Flippin will act as interim CEO.
The form of the general investment inter loan agreement is attached as Exhibit 5.

Startup Projects

Amount

Percentage
%

Sector

1. Water Boy Global.com

$70,000

19.4%

F&B Services

2. Globe Trotter Retail.com

$80,000

22.2%

3. Black Fisherman.com

$40,000

11.1%

4. Social Architects US.com

$ 6,000

1.6%

Retail/
Drop shipping
Supply Chain
Logistics/Delivery
Investor Platform

5. Ai World San Francisco.com

$15,000

4.2%

6. Black Sheep Ai.Live

$ 6,000

1.6%

7. Black Sheep Ai Magazine

$ 6,000

1.6%

8. Bodegas Global.com

$ 6,000

1.6%

9. Mansions N Castles.com

$ 6,000

1.6%

10. Afro Hair Pay.com

$30,000

8.3%

11. Farm Startups.com

$15,000

4.1%

Startup Subtotal

$280,000

77.8%

Harlem Park Partners
Working Capital

$ 80,000

22.2%

Total

$360,000

100.0%

Events/
Conferences
Artificial
Intelligence
Information/
Publishing
Food Retail
Travel/
Real Estate
Retail Haircare/
Buy Now Pay Later
Food /
Supply Chain

Financial
Engineering

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell NOTES (Debt) and seeking offers to on NOTES only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION
The following table sets forth selected financial
 information, which should be read in conjunction with the information set forth in the Discussion and Analysis of Financial
Position and Results of Operations section and the accompanying financial statements and related notes included elsewhere in this offering circular.
The tables and information below are derived from the required information for financial statements for emerging growth companies under Regulation 1 A filing requirements with the SEC as of
, 2025 respectively.

TOTAL ASSETS

Dec. 31st,
2024

Dec. 31st,
2023

$

$

LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES
$
$

TOTAL LIABILITIES
Stockholders Equity (Deficit)

0
0

$
$

Additional paid in capital
Accumulated deficit
Total Stockholders Equity (Deficit)
TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)

$

$

Harlem Park Partners, Inc.
Statement of Operations
(Un audited)
Three Months
Ended Dec. 31st,
2024

2023

Operating expenses

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies. Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The
Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company.
This may make comparison of the financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.
Emerging Growth Company
The recently enacted JOBS Act is intended to reduce
 the regulatory burden on emerging growth companies. The
Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:
be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes Oxley Act;
be temporarily exempted from various existing and forthcoming executive compensation related disclosures, for example: say on pay, pay for performance, and CEO pay ratio; be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight
Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;
be temporarily exempted from having to solicit advisory say on pay, say on frequency and say on golden parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of
1934, as amended;
be permitted to comply with the SEC s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and, be permitted to adopt any new or revised accounting standards using the same timeframe as private companies
(if the standard applies to private companies).
Our company will continue to be an emerging growth company until the earliest of:
the last day of the fiscal year during which we have annual total gross revenues of or more;

the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;
the date on which we issue more than in non convertible debt securities during a previous three year period; or the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b 2).

ITEM 18.
FINANCIAL STATEMENTS AND EXHIBITS.
HARLEM PARK PARTNERS, INC.
INDEX TO FINANCIAL STATEMENTS
Page

Un-Audited Financial Statements:
Balance Sheets as of December 31st, 2024 No Revenues;
Some Office Expenses

F-3

Statement of Changes in Stockholders Deficit for
The Fiscal Years Ending December 31st, 2024

F-5

Statement of Cash Flows for Fiscal Years Ended December 31st, 2024.

F-6

Balance Sheet as of December 31st, 2024 - No Revenues 0 Balance Sheet

F-12

F1

Report of Independent Registered Public Accounting Firm
To the stockholders and the board of directors of
 Harlem Park Partners, Inc.
Opinion on the Financial Statements
As of December 31st, 2024, Harlem Park Partners, Inc.
has only had minor office expenses of approximately $1,000 dollars. No revenues have been generated up to March 1st, 2025. Therefore, the firm is a Tier I, Un Audited Company in this matter.
As of March 1st, 2025, no Public Accounting Firm has reviewed the financials of Harlem Park Partners, Inc.
There is a Substantial Doubt about the Company s
Ability to Continue as a Going Concern.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit.
 In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company s ability to continue as a going concern. Management s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
F2

Harlem Park Partners, Inc.
Balance Sheet
March
1st, 2025
TOTAL ASSETS
LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES
Loan to Company related party
T TAL LIABILITIES

$

$

$
$

$
$

$

$

Stockholders Equity (Deficit)
Preferred stock
Common stock
A dditional paid in capital
Accumulated deficit
Total Stockholders Equity (Deficit)
TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)

The accompanying notes are an integral part of these Un audited financial statements.

F3

Harlem Park Partners, Inc.
Statement of Operations
(Un audited)
Three
Months
Ended
September 30,
2024

Three
Months
Ended
September 30,
2023

Operating expenses
General and administrative expenses
Total operating expenses

$

Net loss

$

Basic and Diluted net loss per common share

$

0$
0
$

0
0

$

Weighted average number of common shares outstanding
 Basic and Diluted

00

The accompanying notes are an integral part of these Un audited financial statements.
F4

Harlem Park Partners, Inc. Statement of
Changes is Stockholder
For the years ending December 31st, 2024

Par Value
Common Shares

Common
Shares
Balances, June 30, 2024

$

Additional Paid Accumulated
in Capital
Deficit
$
$
$

Common shares issued after
reorganization
N t loss
$
$
$
Balances,
Net loss
$
$
$
Balances, December 31st, 2024
The accompanying notes are an integral part of these financial statements.

Total

$
$000000000

F5

Harlem Park Partners, Inc.
Statement of Cash Flows
for the Year Ending
December 31st, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Accrued expenses
Net cash used in operating activities
CASH FLOWS FROM FINANCING ACTIVITIES
Loan to company related party
Net cash provided by financing activities
Net change in cash
Beginning cash balance
Ending cash balance

$

)

$

$
$

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid
Income taxes paid

$
$

The accompanying notes are an integral part of these financial statements.

F6

Harlem Park Partners, Inc.
Notes to the Un audited Financial Statements
Note 1 Organization and Description of Business
Harlem Park Partners, Inc. was incorporated as a C Corporation in the State of Delaware on May 25th, 2023.
In May of 2023, Ameer Flippin was appointed Chief Executive Officer,
 Chief Financial Officer, and Director of
Harlem Park Partners, Inc.
Harlem Park Partners, Inc. is a financial engineering and research firm which raises capital for startups, real estate projects, and new financial products as Tier 1 affiliate to startups. The firm raises capital internally through corporate debt and equity offerings and then reinvests the proceeds in startup and real estate projects. Our mission is to create new debt and equity financial products, while developing into a hybrid venture capital and private equity firm.
Note 2 Summary of Significant Accounting Policies
Basis of Presentation
This summary of significant accounting policies is presented to assist in understanding the Company s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

F7

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 1st, 2025 were $0.
Income Taxes
The Company accounts for income taxes under ASC 740, Income
 Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of December 1st, 2025.
Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.
The Company does not have any potentially dilutive instruments as of March 1st, 2025 and, thus, anti dilution issues are not applicable.
Fair Value of Financial Instruments
The Company s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.
ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability
(an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between
(1) market participant assumptions developed based on market data obtained from independent sources (observable inputs)
 and (2) an entity s own assumptions about market participant assumptions developed based on the best information available in the circumstances
(unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:
Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

F8

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates);
and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 Inputs that are both significant to the fair value measurement and unobservable.
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 1st, 2024. The respective carrying value of certain on balance sheet financial instruments approximated their fair values due to the short term nature of these instruments. These financial instruments include accrued expenses.
Related Parties
The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.
Share Based Compensation
ASC 718, Compensation Stock Compensation, prescribes accounting and reporting standards for all share based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).
The Company accounts for stock based compensation issued to non employees and consultants in accordance with the provisions of ASC 505 50, Equity Based Payments to
Non Employees. Measurement of share based payment transactions with non employees is based on the fair value of whichever is more reliably measurable:
(a) the goods or services received; or (b) the equity instruments issued. The fair value of the share based payment transaction is determined at the earlier of performance commitment date or performance completion date.
The Company had no stock based compensation plans as of
 December 31st, 2024 and.
The Company s stock based compensation for the periods ended
December 31st, 2024 and was $0 for both periods.
F9
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016 02, Leases
(Topic 842). ASU 2016 02 is amended by ASU 2018 01,
ASU2018 10, ASU 2018 11, ASU 2018 20 and ASU 2019 01,
which FASB issued in January 2018, July 2018,
July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016 02). The amended
ASU 2016 02 requires lessees to recognize on the balance sheet a right of use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended
ASU 2016 02 retains a distinction between finance leases
(i.e. capital leases under current GAAP) and operating
 leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016 02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended
ASU 2016 02, which includes a number of optional practical expedients that entities may elect to apply.
We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.
Note 3 Going Concern
The Company s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.
The Company demonstrates adverse conditions that raise substantial doubt about the Company s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.
The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital.
There is no assurance that management s plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.
Note 4 Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.
The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has adopted ASC 740, Accounting for Income Taxes, as of its inception. Pursuant to ASC
740 the Company is required to compute tax asset benefits for non capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.
F 10
Significant components of the Company s deferred tax assets are as follows:
Dec.31st, 2024
$

Deferred tax asset, generated from net operating loss
Valuation allowance

$



The reconciliation of the effective income tax rate to the federal statutory rate is as follows:
Federal income tax rate
Increase in valuation allowance
Effective income tax rate

%
%)
%

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%.
Due to the change in ownership provisions of the Tax Reform Act of1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.
Note 5 Commitments and Contingencies
The Company follows ASC 450 20, Loss
Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 1st, 2024.
Note 6 Shareholder Equity
Preferred Stock
There is no authorized preferred stock of the Company.
Common Stock
The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.0001. There were 1,000,000,000 shares of common stock issued and outstanding as of March 1st, 2025.
Note 7 Related Party Transactions
Office Space
650 California Street, 7th Floor, San Francisco, California
94108.
Note 8 Subsequent Events
Management has reviewed financial transactions for the Company subsequent to the period ended March 1st, 2025 and has found that there was nothing material to disclose.
F 11

Harlem Park Partners, Inc.
Balance Sheet
(Un audited)
Dec. 31st,
2023

Dec. 31st,
2024
TOTAL

$

LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES
Loan to Company related party
TOTAL LIABILITIES

$
$

$
$

Stockholders Equity (Deficit)
Preferred stock
Common stock
Additional paid in capital
Accumulated deficit
Total Stockholders Equity (Deficit)
TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)

$

$

The accompanying notes are an integral part of these Un audited financial statements.
F 12

Harlem Park Partners, Inc.
Statement of Operations
(Un audited)
Three Months
Ended Dec. 31st
2024
Operating expenses
General and administrative expenses
Total operating expenses

$

2000
2000

Net loss

$

(1000)

Basic and Diluted net loss per common share

$

(0.00)

Weighted average number of common shares outstanding
Basic and Diluted
F 13

III. Index to Exhibits
Exhibit No. Description of Document
1.
2.
3.
4.
5.

Subscription Agreement
Notes Agreement
By Laws of Company
Letter of Good Standing (DE)
Investment Inter Loan Agreement

*Exhibits shall be filed separately.

III 1

SIGNATURES
Pursuant to the requirements of Regulation A, the
issuer certifies that it has reasonable grounds to
 believe that it
meets all of the requirements for filing on Form 1 A
and has duly caused this Offering Statement to be
signed on its
behalf by the undersigned, thereunto duly authorized,
in the City of San Francisco, State of California, on the
day of
, 2025.
Harlem Park Partners, Inc.
By: /s/ Ameer Flippin
Ameer Flippin,
Chief Executive Officer, Chief Financial Officer and
Chairman
Pursuant to the requirements of Regulation A, this
Offering Statement has been signed by the following persons in the capacities and on the dates indicated:
/s/ Ameer Flippin
Ameer Flippin

Chief Executive Officer (Principal Executive
Officer); Chief Financial Officer (Principal
Financial Officer, Principal Accounting Officer)

day of

, 2025

/s/ Ameer Flippin
Ameer Flippin

Sole Director, Chairman

day of

, 2025

III 2

Exhibit 1

HARLEM PARK PARTNERS, INC.
REGULATION A+ DEBT OFFERING
SUBSCRIPTION AGREEMENT

TO BE FILLED OUT BY SUBSCRIBER:
Full Name
Address
Home Telephone
Business Telephone
Fax Number
Email Address
Ladies and Gentlemen:
The undersigned hereby tenders this subscription and applies for the purchase of Notes a s f u l l y s e t forth and described in the Regulation A+ Offering
 Circular dated
, 2025, of HARLEM
PARK PARTNERS, INC. (the HARLEM PARK PARTNERS, INC.
or Company), a Delaware C Harlem Park
Partners, Inc., upon the terms and conditions set forth
 below. The Notes will sometimes be referred to herein as the Securities.
Payment in the amount of a minimum $9.00 micro payment for a Total Amount $
Notes in 12 months.

due for such

The Notes will be held in book entry digital format at Carta.com by Harlem Park Partners, Inc.
The undersigned understands that the HARLEM PARK
PARTNERS, INC. may reject any subscription for Notes for any reason (regardless of whether any check relating to such subscription is deposited in a bank or trust account), and that the HARLEM PARK PARTNERS, INC.
 will promptly return the funds delivered herewith, without interest thereon, in the event this subscription is rejected, without deduction for expenses. By execution below, the undersigned acknowledges that the HARLEM PARK PARTNERS, INC. is relying upon the accuracy and completeness of the representations contained herein in complying with our obligations under applicable securities laws.
1. The undersigned acknowledges and represents as follows:
a. The undersigned has received and
carefully reviewed, and is familiar with, the Offering
Circular dated as aforesaid and all material incorporated by reference therein or delivered therewith, if any (the Offering Circular). In evaluating the suitability of an investment in the Securities, the undersigned has not relied upon any representations or other information (whether oral or written) from Management of the Company, its officers, directors, or employees or from the HARLEM PARK PARTNERS, INC. other than as set forth in the Offering Circular.
b. The undersigned has such knowledge and experience in financial and business matters that he/she/it can evaluate the merits and risks of the prospective purchase of the Securities.
1/5

c. The undersigned has obtained, to the extent he/she/it deems necessary, his/her own personal professional advice with respect to the risks inherent in the investment in the Securities, and the suitability of the investment in the Securities considering his/her/its financial condition and investment needs.
d. The undersigned believes that the investment in the Securities is suitable for him/her based upon his/her/its investment objectives and financial needs, and the undersigned has adequate means of providing for his/her/its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities.
e. The undersigned has verified information included in the Offering Circular and obtained any of the documents described in the Offering Circular so desired.
f. The undersigned recognizes that the HARLEM PARK
 PARTNERS, INC. has a limited
operating history, and that the Securities as an investment involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the risks described under the heading Risk Factors in the Offering Circular.
g. The undersigned realizes that (i) the purchase of the Securities should be considered by him/her to be a long term investment,
(ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because although the Securities have been registered under applicable securities laws pursuant to Regulation A+ of the SEC, there is no guarantee that a public secondary market for the Securities will develop.
The undersigned understands that he/she/it may not be able to liquidate his/her/its investment in the Securities in the event of an emergency or pledge any of the Securities as collateral security for loans.
h. The undersigned acknowledges that he/she/it understands the risk that insufficient capital will be raised in this offering or in any other attempt to raise financing to fund the project contemplated hereby, if any, to assist in accomplishing the HARLEM PARK PARTNERS, INC. s goals and projections (if any); and that there is absolutely no assurance that (a) the Company will complete this offering of its Notes (b) the Company will be able to secure adequate funding from some other source to complete its projects/business plan ; or (c) that HARLEM PARK PARTNERS, INC.
will be able to operate profitably. Further, the undersigned acknowledges that if the HARLEM PARK PARTNERS, INC. is unable to successfully conclude this offering, or obtain other financing, the Company (and, therefore, the undersigned) would suffer a substantial loss which may result in the HARLEM PARK PARTNERS, INC.
not being able to develop and market the HARLEM
PARK PARTNERS, INC. s products.
2. The undersigned represents and warrants that he/she is a bona fide resident of, and is domiciled in, the

State or Country of
, and that the Securities are being purchased by him/her/it in his/her/its name solely for his/her/its own beneficial interest and not as nominee for any other person, trust, or organization.
3. The undersigned is informed of the significance to the HARLEM PARK PARTNERS, INC. of the foregoing representations, and such representations are made with the intention that the HARLEM PARK
PARTNERS, INC. will rely on the same. The undersigned shall indemnify and hold harmless the HARLEM
PARK PARTNERS, INC. s officers, directors, and agents and the HARLEM PARK PARTNERS, INC. itself against any losses, claims, damages, or liabilities to which they, or any of them, may become subject insofar as such losses, claim, damages, or liabilities (or actions in respect thereof) arise from any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the HARLEM PARK
PARTNERS, INC.
4. The undersigned, if other than an individual, makes the following additional representations and
2/5
warranties:
a. The undersigned was not organized for the specific purpose of acquiring the securities.
b. This Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by the authorized officer or representative of the undersigned, and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms.
5. Manner in Which Title to the Securities is to be Held.
It is understood the Securities will be held in

book entry form at Carta.com The HARLEM PARK PARTNERS, INC.
 will not have or make a record of how
title is otherwise to be held (such as individual ownership, joint tenancy or tenants in common).

6. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity,
(ii) represents that he or she has full power and authority to execute and deliver this Subscription Agreement on behalf of the subscribing individual, partnership, trust, estate,
 Harlem Park Partners, Inc., or other entity for whom the undersigned is executing this Subscription Agreement, and such individual, partnership, trust, estate, Harlem Park Partners, Inc., or other entity has full right and power to perform pursuant to such Subscription
Agreement and become a shareholder of the Company and
(ii) acknowledges that the representations and warranties contained herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

3/5

SIGNATURE PAGE FOR INDIVIDUALS:

Dated:

, 2025

Signature
Signature
(All record holders must sign)
Name(s) Typed or Printed
Name(s) Typed or Printed
Address to Which
Correspondence Should be
directed
Street or P.O. Box
City, State or Zip Code
Social Security Number
Social Security Number
Telephone Number

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT SHOULD BE
DELIVERED AS INSTRUCTED BY THE COMPANY.
ACCEPTED: HARLEM PARK PARTNERS, INC.

By

Date

President

4/5

SIGNATURE PAGE FOR ENTITIES:

Dated:

, 2025

Name of Entity
*Signature with Title
Name(s) Typed or Printed
Address to Which
Correspondence Should be
directed
Street or P.O. Box
City, State and Zip Code
Tax Identification Number
Telephone Number

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT SHOULD BE
DELIVERED AS INSTRUCTED BY THE COMPANY.
ACCEPTED: HARLEM PARK PARTNERS, INC.

By

Date

President

5/5

Exhibit 2 Amendment
Amended to include Semi annual interest payments
Form of Note Harlem Park Partners, Inc.
The Securities represented by the certificate have not been registered under the Securities Act of 1933, as amended, nor registered nor qualified under any state securities laws. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated
unless registered and qualified under
applicable federal and state securities Laws or unless, in the Opinion of counsel, satisfactory to the company, such registration and qualification is not required.
Total Investment Amount $
Date:

FOR VALUE RECEIVED, the undersigned,
Harlem Park Partners, Inc., a Delaware C
Corporation, (the Company), Promises to
pay to the order of
(together with its
successors and assigns, the Investor)
the principal sum of
($
), together with
interest at the rate specified below.

1. Principal and Term. The full term of this Promissory
Note (the Note) shall be the date (the
Maturity Date)
(
) months from the date of this Note set forth above (the
Term). Subject to Section 2(c), the Outstanding
Principal Balance (as defined herein) shall be
due and payable in full on the Maturity Date.
 For clarity, the Company and the Investor agree
that if the Investor purchases Notes on
multiple dates, the term of each Note shall begin on the
date of purchase of such Note. The term
Outstanding Principal Balance means, as of any date of
determination, the principal amount of
this Note that remains unpaid.
2. Interest.
(a) Calculation. Interest shall accrue on
the Outstanding Principal Balance at the fixed interest
rate of
% per annum until the earliest to occur of
the following: (i) the Note is either prepaid,
redeemed or called by the Company, or
(ii) the Maturity Date. Interest shall be computed on the
basis of a 360 day year consisting of
twelve 30 day months.
(b) Payments. All payments of interest
by the Company under this Note shall accrue during
the Term and shall be paid to the Investor
where Interest will accrue from April
, 20 and
will be payable semiannually in
arrears on October
and April
of each year, beginning
on October , 20
.. Payments will be made by transfer of funds by the Company to the Investor s Bank Account via ACH established by the investor.
(c) Prepayment. This Note shall be callable,
redeemable, and prepayable at any time by the
Company, in its sole discretion, at par value plus
any accrued but unpaid interest up to, but not
1
including the day of prepayment. The investor understands that if Notes are prepaid or called by the Company before the Notes Maturity Date and the Investor will receive the principal via ACH payment of principle.

3. Recourse. Notwithstanding anything to the contrary contained herein, the principal of and accrued interest on this Note shall be payable by the Company to the Investor and shall represent a full and unconditional obligation of the Company, and the Investor shall have a first priority security interest in all of the assets of the Company.

4. Events of Default. If any one of the following events shall occur and be continuing (each, an Event of Default ): (i) the Company shall fail to pay as and when due in accordance with the terms hereof any principal on this Note, or premium, if any; (ii) the Company shall fail to pay as and when due in accordance with the terms hereof any interest on this Note, and such failure shall continue for 90 (ninety ) days after the date when such payment is due and the time for payment has not been extended or deferred; or
(iii) the Company shall cease its business operations, or file a petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law
(or its governing board shall authorize any such filing or the commencement of any such proceeding) or have any such petition filed against it, have any liquidator, administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due; then in any such event the Investor may, by notice to the Company, declare the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon to be immediately due and payable, whereupon this Note and all such accrued interest shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. Notwithstanding the foregoing, if any event descried in clause (iii) above shall occur, the entire Outstanding
Principal Balance together with all interest accrued and unpaid thereon shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

5. Binding Effect: Assignment. this Note shall be binding upon the Company and its successors and inure to the benefit of the Investor and its permitted successors and assigns. The Obligations of the Company under this Note may not be delegated to or assumed by any other party, and any such purported delegation or assumption shall be null and void.

6. Miscellaneous;

(a) Payment. Both principal and interest are payable in lawful money of the United States of America to the Investor by credit to the Investor, from which the Investor may then collect funds via ACH Transfer.

(b) No Waiver. No delay on the part of the Investor in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall the Investor be estopped from enforcing the same or any other provision at any later time or in any other instance.

(c) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws.

(d) Notice of Dispute Resolution by Binding Arbitration. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of any claim or dispute relating to this Note be final and binding arbitration pursuant to the terms and conditions set forth in section 21 of the Note Purchase Agreement between the Company and the Investor (the
Arbitration Provision), which is incorporated herein by reference. The Investor may opt out of the Arbitration Provision for all purposes by sending an arbitration opt out notice to Harlem Park
Partners, Inc., 650 California Street 7 Fl, San Francisco,
CA 94109, Attention: Investor Support
that is received within thirty (30) days of the date of the Investor s first electronic acceptance of the terms of this Note. The opt out notice must clearly state that the Investor is rejecting arbitration; identify the agreement to which it applies by date; provide the Investor s name, address and social security or TIN/EIN number;
and be signed by the Investor. No other methods can be used to opt out of the Arbitration Provision.
If the opt out notice is sent on the Investor s behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on the Investor s behalf.
This Section 6(d) does not waive the compliance by the Company with the federal securities laws and the rules and regulations promulgated thereunder.

(e) WAIVER of JURY TRIAL. To the extent permitted by applicable law, each of the Company and the investor waive a trial by jury in any litigation relating to this Note. Notwithstanding the foregoing sentence, by agreeing to this section 6(e), the investor is not deemed to have waived the company s compliance with the federal securities laws and the rules and regulations thereunder.

(f) Caption Headings. Caption or section headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of the Note.

(g) Electronic Signatures. The Company and the Investor each agree that the Electronic
Signature , whether digital or encrypted, of the Company and the Investor are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 ( 15 USC 7001, et seq.), the state Electronic Transaction Act and any other similar state laws based on the Uniform Electronic Transactions Act. Electronic
Signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sigh such record.

In Witness Whereof, the Company has caused this Note to be duly executed as of the date first above written.

HARLEM PARK PARTNERS, INC.
A Delaware C Corporation

Purchaser:
Name:
Address:

By: /s/ Ameer Flippin

Signature:

Name: Ameer Flippin

Telephone:

Title: CEO & Founder

Email:

Exhibit 3

BY LAWS OF
HARLEM PARK PARTNERS, INC.

ARTICLE I OFFICES
The principal office of the Corporation shall be
established and maintained as designated in the
Articles of Incorporation. The Corporation may also
have offices at such places within or
without the State of California as the Board of
Directors (hereinafter, Board ) may from time to
time establish.
ARTICLE II STOCKHOLDERS
1. PLACE OF MEETINGS. Meetings of the
Stockholders shall be held at the principal
office of
the Corporation or at such other place within or
without the State of California as the Board shall
authorize.
2. ANNUAL MEETING. The annual meeting of the
Stockholders shall be held within six
months of the first Monday of the month in which
 the Corporation s initial Articles of
Incorporation were first filed with the Secretary
 of State. If such day falls on a legal holiday, then
the annual meeting of the Stockholders shall be
held on the next business day. The Stockholders
shall elect the Board and transact such other
business as may properly come before said meeting.
3. SPECIAL MEETINGS. Special meetings of the
Stockholders may be called by the Board or
by the President or at the written request of
Stockholders owning a majority of the stock entitled
to vote at such meetings. A meeting requested
by the Stockholders shall be called for a date not
less than ten nor more than sixty days after a
request is made. The Secretary shall issue the call
for the meeting unless the President, the Board or
 the Stockholders shall designate another to
make said call.
4. NOTICE OF MEETINGS. Written Notice of each
meeting of the Stockholders shall state the
purpose, the time and the location of the meeting.
Notice shall be mailed to each Stockholder
having the right and entitled to vote at such
meetings, at the Stockholder s and Noteholder s
last
address as it appears on the records of the Corporation,
not less than ten nor more than sixty days
before the date set for such meeting. Such notice shall
be sufficient for the meeting and any
adjournment thereof. If any Stockholder(s) shall
transfer their stock after notice, it shall not be
necessary to notify the transferee. Any Stockholder
may waive notice of any meeting either
before, during or after the meeting.
5. RECORD DATE. The Board may fix a record date
not more than sixty days prior to the date
set for a meeting of Stockholders and Noteholders
as the date on which the Stockholders and
Noteholders of record, who have the right to and are
entitled to notice of and to vote at such
meeting and any adjournment thereof, shall be determined.
Notice that such date has been fixed
may be published in the city, town or county where the principal office of the Corporation is
located and in each city, town, or country where a transfer
agent of the stock of the Corporation
is located.
6. VOTING. Every Stockholder issued a Voting common
share shall be entitled at each meeting
and upon each proposal presented at such meeting to one
vote for each share of voting stock
recorded in the Stockholder s name on the books of the
Corporation on the record date as fixed
by the Board. If no record date was fixed, on the date
of the meeting the book of records of
Stockholders shall be produced upon the request of any
Stockholder. Upon demand of any
Stockholder issued a Voting common share, the vote upon
any question before the meeting, shall
be by ballot. All other questions shall be decided by
majority vote.
6.1 The maximum number of common shares that this
Corporation is authorized to have
outstanding is 1 Billion (1,000,000,000) shares of
common stock:
6.1.2 All holders of shares of common stock
shall be identical with each other in every respect
and the holders of the voting common shares
shall be entitled to have unlimited voting rights on
all shares and shall be entitled to one vote
for each share on matters on which Shareholders have
the right to vote.
6.1.3 Any non voting common shares created by
the corporation going forward shall carry no
right to vote on any matter presented to the
Shareholders of the Corporation for their vote or
approval, except only as the laws of the State
of Delaware and California require that voting
rights be granted to such non voting common shares.
6.1.4 All holders of shares of common stock,
whether voting or non voting, upon the Dissolution
of the Corporation, shall be entitled to receive
the net assets of the Corporation after distribution
has been completed to any future preferred
Shareholder.
7. QUORUM. The presence, in person or by proxy,
of Stockholders holding a majority of the
stock of the Corporation entitled to vote shall
 constitute a quorum at all meetings of the
Stockholders. In case a quorum shall not be
present at any meeting, a majority in interest of the
Stockholders entitled to vote thereat, present
in person or by proxy, shall have power to adjourn
the meeting from time to time, without notice
other than announcement at the meeting, until the
requisite amount of stock entitled to vote shall
be present. At any such adjourned meeting at
which the requisite amount of stock entitled to
vote be represented, any business may be
transacted which might have been transacted at the
meeting as originally noticed; but only those
Stockholders entitled to vote at the meeting as
originally noticed shall be entitled to vote at any
adjournment or adjournments thereof.
8. PROXIES. At any Stockholders  meeting or any
adjournment thereof, any Stockholder of
record having the right and entitled to vote
thereat may be represented and vote by proxy
appointed in a written instrument. No such proxy
shall be voted after three years from the date of
the instrument unless the instrument provides for a
longer period. In the event that any such
instrument provides for two or more persons to act
as proxies, a majority of such persons present
at the meeting, or if only one be present, that one,
shall have all the powers conferred by the
instrument upon all persons so designated,
unless the instrument shall otherwise provide.
2

9. STOCKHOLDER LIST. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its Stockholders who are entitled to notice of a Stockholders meeting. Such list shall be arranged by voting group with the names and addresses and the number, class and series, if any, of the shares held by each. This list shall be available for inspection by any Stockholder for a period of ten days prior to the meeting.
ARTICLE III DIRECTORS
1. BOARD OF DIRECTORS. The business of the
Corporation shall be managed and its
corporate powers exercised by a Board of Directors each of whom shall be of full age.
It shall
not be necessary for Directors to be Stockholders.
The number of Director(s) shall be determined by the CEO Ameer Flippin. Presently, considering the fact that the company is an emerging growth and early stage company, Ameer Flippin is the only board member.
2. ELECTION AND TERM OF DIRECTORS. In the future after 2025, Directors shall be invited by CEO Ameer Flippin to join the Board and each Director elected shall hold office until the Director s successor has been elected and qualified, or until the Director s prior resignation or removal.
3. VACANCIES. If the office of any Director, member of a committee or other office becomes vacant, Ameer Flippin will determine who will be appointed any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be duly chosen.
4. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with or without cause by the CEO Ameer Flippin of all the stock outstanding and entitled to an explanation to Stockholders called for that purpose.

5. NEWLY CREATED DIRECTORSHIPS. The number of
 Directors may be increased by
amendment of these By laws, though less than a quorum by CEO Ameer Flippin, at the annual meeting or at a special meeting called for that purpose; and, by like vote, the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.
6. RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation.
Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.
7. QUORUM OF DIRECTORS. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

8. VOTING. Each Director shall be entitled at each meeting of the Directors, and upon each proposal, matter or motion therein, to one vote. All proposals, matters or motions
presented at
any Board of Directors meeting shall be
decided by a majority vote of the Directors present at said meeting.
9. PLACE AND TIME OF BOARD MEETINGS.
The Board may hold its meetings at the office of the Corporation or at such other places either within or without the State of California as it may from time to time determine.
10. REGULAR ANNUAL MEETING. A regular
meeting of the Board shall be held
immediately following the annual meeting of the Stockholders at the place of such annual meeting of the Stockholders.
11. NOTICE OF MEETINGS OF THE BOARD. Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President Ameer
Flippin upon three days notice to each
Director either personally, by mail, by wire, or facsimile.
Special meetings shall be called by the President, or by the Secretary. Notice of a meeting need not be given to any Director who submits a Waiver of Notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to said Director.
12. EXECUTIVE AND OTHER COMMITTEES.
The Board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By laws, may exercise the powers of the Board in the management of the business of the Corporation.
13. COMPENSATION. Presently, no compensation shall be paid to Directors as such, for their services, however, by resolution of the Board a fixed sum of compensation and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV OFFICERS
1. OFFICERS, ELECTION AND TERM.
1.1 The Board may elect or appoint a Chairperson, a President, one or more Vice Presidents, a Secretary, an Assistant Secretary, a Treasurer and an Assistant Treasurer and such other Officers as it may determine who shall have duties and powers as hereinafter provided.

1.2 All Officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected, or appointed, and qualified.

2. REMOVAL, RESIGNATION, SALARY, ETC.
2.1 Any Officer elected or appointed by the
Board may be removed by the CEO Ameer Flippin
or the Board with or without cause.
2.2 In the event of the death, resignation or
removal of an Officer, the Board in its
discretion may
elect or appoint a successor to fill the
unexpired term.
2.3 Any two or more offices may be held by the same person.
2.4 The salaries of all Officers shall be fixed by the Board.
2.5 The Directors may require any Officer to give
security for the faithful performance of that
Officer s duties.
3. CHAIRPERSON. The Chairperson of the Board, Ameer Flippin,
shall preside at all meetings
of the Board and shall have and perform such other duties
from time to time as may be assigned
to the Chairperson by the Board or the executive committee.
4. PRESIDENT. The President and the Chief Executive Officer
Ameer Flippin of the
Corporation and shall have the general powers and
duties of supervision and management
usually vested in the office of the
President of the Corporation. The President shall preside at all meetings of the Stockholders, if present there at, and, in the absence or non election of the
Chairperson of the Board, at all meetings
of the Board and shall have general supervision,
direction and control of the business
of the Corporation. Except as the Board shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other
contracts in behalf of the Corporation
and shall cause the seal to be affixed to any instrument
requiring it and when so affixed, the
seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.
5. VICE PRESIDENTS. During the absence or
disability of the President, the Vice President or,
if there be more than one, the Executive Vice
President shall have all the powers and functions
of the President. Each Vice President shall perform
such other duties as the Board shall
prescribe.
6. SECRETARY. Presently, Ameer Flippin acting as
The Secretary shall attend all meetings of
the Board and of the Stockholders; record all
votes and minutes of all proceedings in a book to
be kept for that purpose; give or cause to be given
notice of all meetings of Stockholders and of
meetings and special meetings of the Board; keep in
safe custody the seal of the Corporation and
affix it to any instrument when authorized by the
Board or the President, when required; prepare
or cause to be prepared and keep available at each
meeting of Stockholders a certified list in
5
alphabetical order of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner and perform such other duties as may be prescribed by the Board or assigned by the President.
7. TREASURER. Ameer Flippin acting as the
Treasurer shall have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board; disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements; render to the
President and Board at the regular meetings of the Board, or whenever they require it, an account of all the transactions made as Treasurer and provide an assessment of the financial condition of the Corporation. The Treasurer shall also render a full financial report at the annual meeting of the
 Stockholders if so requested. The Treasurer may request and shall be furnished by all corporate
Officers and agents with such reports and statements as the Treasurer may require as to all financial transactions of the Corporation and shall perform such other duties as are designated by these By laws or as from time to time are assigned by the Board.
8. SURETIES AND BONDS. In case the Board shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of duties to the Corporation and including responsibility for negligence and for the accounting of all property, funds or
securities of the Corporation which such Officer or agent may be responsible for.

ARTICLE V CERTIFICATES FOR SHARES
1. CERTIFICATES. The shares of the Corporation shall
be represented by certificates. They
shall be numbered and entered in the books of the
 Corporation as they are issued. They shall
exhibit the holder s name, the number of shares and
shall be signed by the President and
Secretary and shall bear the Corporate seal. When such
certificates are held in book entry form at
Carta.com in a digital room acting on behalf of the
Corporation and a registrar, the signatures of
such Officers may be
facsimiles.
2. LOST OR DESTROYED CERTIFICATES. The Board may
direct a new certificate or
certificates to be issued in place of any certificates
theretofore issued by the Corporation alleged
to have been miscalculated in book entry format,
upon the offering of an affidavit of that fact by
the person claiming the certificates to be miscalculated.
When authorizing such issue of a new
certificate or certificates, the Board may, in its
discretion as a condition preceding the issuance
thereof. cate alleged to have been lost or destroyed.
3. TRANSFER OF SHARES. Upon surrender to the Corporation
a certificate for shares duly
endorsed or accompanied by proper evidence of succession,
assignment or authority to transfer,
it shall be the duty of the Corporation to issue a new
certificate to the person entitled thereto and
6
cancel the old certificate. Every such transfer
shall be entered in the transfer book of the
Corporation which shall be kept in the digital
room of Carta.com. Whenever a transfer shall be
made for collateral security, and not absolutely,
 it shall be so expressed in the entry of the
transfer ledger. No transfer shall be made within
ten days next preceding the annual meeting of
the Stockholders.
4. CLOSING TRANSFER BOOKS. The Board shall have the
power to close the share transfer
books of the Corporation for a period of
not more than ten days during the thirty day period
immediately preceding:
4.1 any Stockholder s meeting; or
4.2 any date upon which Stockholders shall be
called upon to take action or have such a right
without a meeting; or
4.3 any date fixed for the payment of a dividend or any
other form of distribution, and only those
Stockholders of record at the time the transfer books
 are closed shall be recognized as such for
the purpose of:
4.3.1 receiving notice of or voting at such meeting; or
4.3.2 allowing the exercise of appropriate action; or
4.3.3 entitling them to receive any dividend or other
form of distribution.
ARTICLE VI DIVIDENDS
The Board may, out of funds legally available,
at any regular or special meeting, declare
dividends upon the capital stock of the Corporation
as and when it deems expedient. Before
declaring any dividend there may be set apart out of
any funds of the Corporation available for
dividends such sum or sums as the Board from time to
time in their discretion deem proper for
working capital or as a reserve fund to meet
contingencies or for equalizing dividends for such
other purposes as the Board shall deem conducive
to the interests of the Corporation.
ARTICLE VII CORPORATE SEAL
The seal of the Corporation shall bear the name
of the Corporation, the year of its organization
and the words CORPORATE SEAL, Delaware or OFFICIAL
CORPORATE SEAL, Delaware
..
The seal may be used by causing it to be impressed
directly on the instrument or writing to be
sealed, or upon adhesive substance affixed thereto.
The seal on the certificates for shares or on
any Corporate obligation for the payment of money
may be a facsimile or, in the alternative,
engraved or printed.
ARTICLE VIII EXECUTION OF INSTRUMENTS
7

All Corporate instruments and documents
shall be signed or countersigned, executed, verified or acknowledged by such Officer or Officers or other person or persons as the Board may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, or by such agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.
ARTICLE IX FISCAL YEAR
The fiscal year shall begin on the first day of each year.
ARTICLE X NOTICE AND WAIVER OF NOTICE
1. SUFFICIENCY OF NOTICE. Whenever any notice is required by these By laws to be given, personal notice is not meant unless expressly so stated. Any notice so required shall be deemed to be sufficient if given by depositing the same in a United States Postal Service post office mail collecting container in a sealed postage paid wrapper, addressed to the person entitled thereto at the last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.
2. WAIVERS. Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Articles of Incorporation or these By laws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE XI CONSTRUCTION
Whenever a conflict arises between the language of these By laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

ARTICLE XII AMENDMENTS
These By laws may be altered or repealed by the affirmative vote of a majority of the Board of Directors if notice of the proposed alteration or repeal to be made is contained in the notice of such annual or special meeting of the Board of Directors.
ARTICLE XIV EMERGENCY BY LAWS
1. CALLING A MEETING. In the event of such catastrophic event, any member of the Board shall be authorized to call a meeting of the Board. Such member calling an emergency meeting shall use any means of communication at the member s disposal to notify all other members of the Board of such meeting.

2. QUORUM. Any one member of the Board shall constitute a quorum of the Board. The members of the Board meeting during such an emergency, may select any person or persons as additional Board members, Officers or agents of the Corporation.
3. INDEMNIFICATION. The members of such emergency
Board are authorized to utilize any
means at their disposal to preserve and protect the assets of the Corporation. Any action taken in good faith and acted upon in accordance with these By laws shall bind the Corporation; and the Corporation shall hold harmless any Director, Officer, employee or agent undertaking such action.
4. TERMINATION OF EMERGENCY BY LAWS.
These emergency By laws shall cease to
have effect upon conclusion of the emergency period.

Ameer Flippin, CEO
Harlem Park Partners, Inc.
650 California Street 7 Fl
San Francisco, CA 94109
HarlemParkPartners.com
AmeerFlippin@outlook.com
1.240.581.4693
1.415.792.8993

Exhibit 4

Delaware

Page 1

The First State

I, CHARUNI PATIBANDA SANCHEZ, SECRETARY OF STATE OF THE STATE
OF DELAWARE, DO HEREBY CERTIFY

HARLEM PARK PARTNERS, INC.

IS DULY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE EIGHTH DAY OF MARCH, A.D. 2025.
AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE
BEEN FILED TO DATE.
AND I DO HEREBY FURTHER CERTIFY THAT THE SAID
PARTNERS, INC.

HARLEM PARK

WAS INCORPORATED ON THE TWENTY FIFTH DAY OF MAY,

A.D. 2023.
AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE
BEEN PAID TO DATE.

7484418 8300
SR# 20250976973
You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 203116063
Date: 03 08 25

Exhibit 5
INVESTMENT AGREEMENTS

Form of Inter Loan Agreements: 5 Year Notes (Debt); 18 Percent Coupon

Harlem Park Partners, Inc. to Startup Incorporated

The Securities represented by the certificate have not
 been registered under the Securities Act of 1933, as amended, nor registered nor qualified under any state securities laws. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated unless registered and qualified under applicable federal and state securities Laws or unless, in the Opinion of counsel, satisfactory to the company, such registration and qualification is not required.
Total Investment Amount $
Date:

FOR VALUE RECEIVED, the undersigned, Startup Incorporated,
 a Delaware C Corporation,
(the Startup), Promises to pay to the order of (together with its successors and assigns, the Company) the principal sum of ($
), together with interest at the
rate specified below to Harlem Park Partners, Inc.
a Delaware C Corporation (The Company).

1. Principal and Term. The full term of this Promissory
Note (the Note) shall be the date (the
Maturity Date)
, 5 Years, (60) months from the date of this Note set
forth above
(the Term). Subject to Section 2(c), the Outstanding
Principal Balance (as defined herein) shall
be due and payable in full on the Maturity Date.
For clarity, the Startup Incorporated and the Company
agree that if Notes are issued on multiple
dates, the term of each Note shall begin on the date of
purchase of such Note. The term
Outstanding Principal Balance means,
as of any date of determination, the principal amount of
this Note that remains unpaid.
2. Interest. 18 Percent
(a) Calculation. Interest shall accrue on
the Outstanding Principal Balance at the fixed interest
rate of 18 Percent per annum until the earliest
to occur of the following: (i) the Note is either
prepaid, redeemed or called by the Company, or
(ii) the Maturity Date. Interest shall be
computed on the basis of a 360 day year consisting
of twelve 30 day months.
1

(b) Payments. All payments of interest by the Startup under this Note shall accrue during the Term and shall be paid to the Company on the Maturity
 Date. Payments will be made by transfer
of funds by the Startup to the Company s Bank
Account via ACH established by the Company.
(c) Prepayment. This Note shall be callable, redeemable, and prepayable at any time by the Company, in its sole discretion, at par value plus any accrued but unpaid interest up to, but not including the day of prepayment. The Startup understands that if Notes are prepaid or called by the Company before the Notes Maturity Date and the Company will receive the principal via
ACH payment of principle.

3. Recourse. Notwithstanding anything to the contrary contained herein, the principal of and accrued interest on this Note shall be payable by the Startup to the Company and shall represent a full and unconditional obligation of the Startup, and the Company shall have a first priority security interest in all of the assets of the Startup.

4. Events of Default. If any one of the following events shall occur and be continuing (each, an Event of Default ): (i) the Startup shall fail to pay as and when due in accordance with the terms hereof any principal on this Note, or premium, if any; (ii) the Startup shall fail to pay as and when due in accordance with the terms hereof any interest on this Note, and such failure shall continue for 90 (ninety ) days after the date when such payment is due and the time for payment has not been extended or deferred; or
(iii) the Startup shall cease its
business operations, or file a
petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law (or its governing board shall authorize any such filing or the commencement of any such proceeding) or have any such petition filed against it, have any liquidator,
administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due;
 then in any such event the Company may, by notice to the Startup, declare the entire Outstanding
 Principal Balance together with all interest accrued and unpaid thereon to be immediately due and payable, whereupon this Note and all such accrued interest shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Startup. Notwithstanding the foregoing, if any event descried in clause (iii) above shall occur, the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Startup.

5. Binding Effect: Assignment. this Note shall be binding upon the Startup and its successors and inure to the benefit of the Company and its permitted successors and assigns. The Obligations of the Startup under this Note may not be delegated to or assumed by any other party, and any such purported delegation or assumption shall be null and void.

6. Miscellaneous;
(a) Payment. Both principal and interest are payable in lawful money of the United States of America to the Company by credit to the Company, from which the Company may then collect funds via ACH Transfer.

(b) No Waiver. No delay on the part of the Company in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall the Company be estopped from enforcing the same or any other provision at any later time or in any other instance.

(c) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws.

(d) Notice of Dispute Resolution by Binding
Arbitration. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of any claim or dispute relating to this Note be final and binding arbitration pursuant to the terms and conditions set forth in section 21 of the Note Purchase Agreement between the Startup and the Company (the
Arbitration Provision), which is incorporated herein by reference. The Company may opt out of the Arbitration Provision for all purposes by sending an arbitration opt out notice to the Startup
Incorporated, 650 California Street 7 Fl,
San Francisco, CA 94109, Attention: CEO that is received within thirty (30) days of the date of the Company s first electronic acceptance of the terms of this Note. The opt out notice must clearly state that the Company is rejecting arbitration;
identify the agreement to which it applies by date;
provide the Company s name, address and
social security or TIN/EIN number; and be signed by the Company. No other methods can be used to opt out of the Arbitration Provision.
If the opt out notice is sent on the Company s behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on the Company s behalf. This Section
6(d) does not waive the compliance by the Startup with the federal securities laws and the rules and regulations promulgated thereunder.

(e) WAIVER of JURY TRIAL. To the extent permitted by applicable law, each of the Startup and the Company waive a trial by jury in any litigation relating to this Note. Notwithstanding the foregoing sentence, by agreeing to this section
6(e), the Company is not deemed to have waived the Startup s compliance with the federal securities laws and the rules and regulations thereunder.

(f) Caption Headings. Caption or section headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of the Note.

(g) Electronic Signatures. The Startup and the
Company each agree that the Electronic
Signature , whether digital or encrypted, of the Startup and the Company are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 ( 15 USC 7001, et seq.), the state Electronic Transaction Act and any other similar state laws based on the
 Uniform Electronic Transactions Act. Electronic
Signature means any electronic sound, symbol or process attached to or logically associated with
a record and executed and adopted by a party with the intent to sigh such record.

In Witness Whereof, the Startup has caused this Note to be duly executed as of the date first above written.

HARLEM PARK PARTNERS, INC.
A Delaware C Corporation

Purchaser:
Name:

Address:

By: /s/ Ameer Flippin

Signature:

Name: Ameer Flippin

Telephone:

Title: CEO & Founder

Email: